Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

dated as of

July 30, 2020

among

LENNOX INTERNATIONAL INC.,

as the Borrower,

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent,

BANK OF AMERICA, N.A., and WELLS FARGO BANK, N.A., MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), and U.S. BANK NATIONAL ASSOCIATION

as Syndication Agents,

PNC BANK, NATIONAL ASSOCIATION, REGIONS BANK and TRUIST BANK

as Documentation Agents,

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

WELLS FARGO SECURITIES, LLC,

MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), and

U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers,

and

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.

WELLS FARGO SECURITIES, LLC,

MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), and

U.S. BANK NATIONAL ASSOCIATION

as Joint Bookrunners

i

Table of Contents (continued)

ii

Table of Contents (continued)

iii

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:

Schedule 1.01	–	Existing Letters of Credit
Schedule 2.01(A)	–	Commitments
Schedule 2.01(B)	–	Swingline Commitments
Schedule 2.01(C)	–	Term Loan Amounts
Schedule 3.12	–	Material Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.10	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Compliance Certificate
Exhibit C	–	Form of Guaranty Agreement (Material Subsidiaries)
Exhibit D	–	Form of Borrowing Request
Exhibit E	–	Form of Interest Election Request
Exhibit F-1	–	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2	–	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3	–	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4		Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

LIST OF SCHEDULES AND EXHIBITS, Solo Page

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT dated as of July 30, 2020, among LENNOX INTERNATIONAL INC., a Delaware corporation, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

A. The Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders entered into that certain Sixth Amended and Restated Credit Facility Agreement dated as of August 30, 2016 (as amended, the “Prior Credit Agreement”).

B. The Borrower and the other Loan Parties have requested that the Prior Credit Agreement be amended to, among other things, decrease the Revolving Commitment to $750,000,000 and extend the Revolving Maturity Date. The parties have agreed to amend and restate the Prior Credit Agreement on the terms and conditions set forth herein.

The parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning assigned to such term in the definition of “Change in Control”.

“Adjusted EBITDA” means, for any period (the “Subject Period”), the total of the following calculated without duplication for such period: (a) Borrower’s EBITDA; plus (b), on a pro forma basis, the pro forma EBITDA of each Prior Target or, as applicable, the EBITDA of a Prior Target attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets but only to the extent such EBITDA for such Prior Target can be established in a manner reasonably satisfactory to the Administrative Agent based on financial statements of the Prior Target prepared in accordance with GAAP; minus (c) the EBITDA of each Prior Company and, as applicable but without duplication, the EBITDA of Borrower and each Subsidiary attributable to all Prior Assets, in each case for any portion of such Subject Period occurring prior to the date of the disposal of such Prior Companies or Prior Assets.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or with respect to the determination of the Alternate Base Rate and the Eurodollar Daily Floating Rate, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period or, with respect to the determination of the Alternate Base Rate and the Eurodollar Daily Floating Rate, for a one month interest period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.5% and (c) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month interest period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means Australian Dollars and Euros.

“Ancillary Document” has the meaning assigned to such term in Section 10.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning assigned to such term in Section 9.03(c).

“Applicable Percentage” means, with respect to any Revolving Lender with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any ABR Loan (including any Swingline Loan bearing interest at the Alternate Base Rate), any Eurodollar Loan, any Swingline Loan bearing interest at the Eurodollar Daily Floating Rate, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread”, “Eurodollar Daily Swingline Spread” or “Commitment Fee Rate”, as the case may be, based upon the ratings by Moody’s, S&P and Fitch, respectively, applicable on such date to the Index Debt:

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Moody’s/S&P /Fitch Ratings	ABR Spread	Eurodollar Spread	Eurodollar Daily Swingline Spread	Commitment Fee Rate
Category 1 ≤ Ba1/BB+/BB+	1.00%	2.00%	2.00%	0.375%
Category 2 =Baa3/BBB-/ BBB-	0.75%	1.75%	1.75%	0.30%
Category 3 =Baa2/BBB/ BBB	0.50%	1.50%	1.50%	0.25%
Category 4 =Baa1/BBB+/ BBB+	0.375%	1.375%	1.375%	0.225%
Category 5 > A3/A-/A-	0.25%	1.25%	1.25%	0.20%

For purposes of the foregoing, (i) if each of Moody’s, S&P and Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), the Applicable Rate shall be determined by reference to Category 1; (ii) if the Borrower has ratings for the Index Debt from only one rating agency (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be determined by reference to Category 1; (iii) if the Borrower has ratings for the Index Debt from at least two of Moody’s, S&P and Fitch and each of the ratings falls within the same Category, then the Applicable Rate shall be based on such Category; (iv) if the Borrower has ratings for the Index Debt from only two of Moody’s, S&P and Fitch, that fall within different Categories, then (a) if the ratings are from Moody’s and S&P, the relevant Category for purposes of determining the Applicable Rate shall be based on the higher of the two ratings, unless one of the two ratings is two or more notches lower than the other, in which case the Applicable Rate shall be based on the rating that is one notch below the higher of such ratings and (b) if the ratings are from Fitch and either of Moody’s or S&P, the relevant Category for purposes of determining the Applicable Rate shall be based on the rating that is one notch above the lower of such ratings; (v) if the Borrower has ratings for the Index Debt from each of Moody’s, S&P and Fitch that fall within different Categories, the relevant Category for purposes of determining the Applicable Rate shall be based on the middle rating (i.e., the highest and lowest ratings shall be disregarded) and (vi) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if all of such rating agencies shall cease to be in the business of rating corporate debt obligations, or if Index Debt is no longer outstanding, then the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation for the next 30 days so long as the Borrower is negotiating in good faith with the Lenders to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and after the expiration of such 30 day period, the Applicable Rate shall be determined by reference to Category 1.

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.03(a).

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Page 3

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Australian Dollars” refers to lawful money of the Commonwealth of Australia.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark

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Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

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“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Lennox International Inc., a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Term Loan Borrowing of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period and a Person, the additions to property, plant and equipment and other capital expenditures of such Person and its consolidated subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means the occurrence of any of the following after the date hereof:

(a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than to the Borrower or one of its Subsidiary Guarantors;

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) that results in any “person” or “group” (as those terms are used in Section 13(d)(3) of the Act, provided that an employee of the Borrower or any of the Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee is not a member of a “group” solely because such employee’s shares are held by a trustee under said plan) becoming the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of Voting Stock representing more than 40% of the voting power of the Borrower’s outstanding Voting Stock or of the Voting Stock of any of the Borrower’s direct or indirect parent companies;

(c) the Borrower consolidates with, merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the Borrower’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction in which the Borrower’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(d) the first day on which a majority of the members of the Borrower’s board of directors or the board of directors of any of the Borrower’s direct or indirect parent companies are not Continuing Directors; or

(e) the adoption of a plan relating to the Borrower’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change in Control solely because the Borrower becomes a wholly-owned subsidiary of a holding company if the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Borrower’s Voting Stock immediately prior to that transaction.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing law), (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of

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this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is part of the Term Loan, a Revolving Loan or Swingline Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Swingline Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitments” means the Revolving Commitment and the commitment of the Swingline Lenders to make Swingline Loans.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.03(c).

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for Dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP.

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“Continuing Director” means, as of any date of determination, any member of the applicable board of directors who (a) was a member of the Borrower’s board of directors on the date of this Agreement or (b) was nominated for election, elected or appointed to such board of directors with the approval of majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by specific vote or by approval of a proxy statement in which such member named as a nominee for election as a director).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.22.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identifying and including each particular condition precedent that has not been satisfied, together with any default, if any) has not been satisfied; (b) has notified the Borrower, the Administrative Agent, any Swingline Lender or any Issuing Bank in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent under this Agreement (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s or the Borrower’s receipt of such certification in form and substance satisfactory to it, the Borrower and the Administrative Agent; or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

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“Deposit Obligations” means all obligations, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender arising pursuant to any deposit, lock box, automated clearing house or cash management arrangements entered into by any Lender or any Affiliate of any Lender with the Borrower or any Subsidiaries, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to repay any credit extended in connection with such arrangements, interest thereon, and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the documentation executed in connection therewith.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of (a) any notes or accounts receivable or any rights and claims associated therewith and (b) any income or revenues or rights in respect of any thereof.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.

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“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EBITDA” means, for any period, the total of the following calculated for Borrower and its Subsidiaries without duplication on a consolidated basis in accordance with GAAP consistently applied for such period: (a) Consolidated Net Income; plus (b) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization and depreciation expense, (iv) non-cash charges resulting from the application of GAAP that requires a charge against earnings for the impairment of assets (including goodwill), (v) any non-cash expenses that arose in connection with the grant of stock options or other equity based awards to officers, directors, consultants, and employees of the Borrower and its Subsidiaries, (vi) any non-recurring charges which relate to the discontinuance of Subsidiary operations, (vii) any non-recurring charges which relate to restructuring and severance activities; provided, that the total cash amount of such charges shall not exceed $20,000,000 during any four fiscal quarter period (not taking into account any cash charges under (viii) below), (viii) any non-recurring charges which relate to the refinance of the lease of the Borrower’s headquarters building located at 2140 Lake Park Blvd., Richardson, Texas (the “Synthetic Lease”); provided, that the total cash amount of such charges shall not exceed $15,000,000 during the term of this Agreement, (ix) any non-cash loss (or minus any gain) associated with the sale of assets not in the ordinary course of business, (x) extraordinary loss or other items (or minus any extraordinary gain or income), (xi) any non-cash loss (or minus any non-cash gain) related to financial instrument hedges (other than foreign currency hedges), (xii) the cumulative non-cash effects of changes in accounting policies, (xiii) any non-cash charges related to settlement or curtailment charges for pension plans and (xiv) fees and out-of-pocket expenses incurred in connection with or reasonably related to the negotiation, preparation and closing of this Agreement, the Prior Credit Agreement and the “Prior Credit Agreement” (as defined in the Prior Credit Agreement); minus (c) cash payments made in such period related to a non-cash expense (other than with respect to restructuring activities) added to Consolidated Net Income in a previous period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of any Plan to satisfy the “minimum funding standards” in any respect (as described in Sections 412 or 430 of the Code or Section 302 of ERISA), determined without regard to whether any such contribution required under the Code or ERISA has or has not been waived by the Internal Revenue Service; (c) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“euro” or “Euro” means the single currency of the Participating Member States.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate but not including any Loan or Borrowing bearing interest at a rate determined by reference to (a) clause (c) of the definition of the term “Alternate Base Rate” or (b) the term “Eurodollar Daily Floating Rate”.

“Eurodollar Daily Floating Rate” means, for any day, the daily fluctuating rate per annum equal to the Adjusted LIBO Rate for a one month interest period. Any change in the Eurodollar Daily Floating Rate due to a change in the LIBO Rate shall be effective from and including the effective date of such change in the LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary in respect of which the guaranteeing of the Obligations would result in an adverse tax consequence to the Borrower.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation, at the time the Guarantee of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), and (d) any withholding Taxes imposed under FATCA.

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“Existing Letters of Credit” means the letters of credit issued for the account of the Borrower or a Subsidiary outstanding on the Effective Date and described on Schedule 1.01.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fitch” means Fitch Ratings, Inc.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Fully Satisfied” or “Full Satisfaction” means, as of any date, that on or before such date:

(a) with respect to the Loan Obligations: (i) the principal of and interest accrued to such date on the Loan Obligations (other than the contingent LC Exposure) shall have been paid in full in cash, (ii) all fees, expenses and other amounts then due and payable which constitute Loan Obligations (other than the contingent LC Exposure and other contingent amounts not then liquidated) shall have been paid in full in cash, (iii) the Commitments shall have expired or irrevocably been terminated, and (iv) the contingent LC Exposure shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to 105% of the amount of such LC Exposure or other collateral which is reasonably acceptable to the applicable Issuing Bank or (B) the issuance of a letter of credit in form and substance reasonably acceptable to the applicable Issuing Bank with an original face amount at least equal to 105% of the amount of such LC Exposure;

(b) with respect to the Swap Agreement Obligations (i) all termination payments, fees, expenses and other amounts then due and payable under the related Swap Agreements which constitute Swap Agreement Obligations shall have been paid in full in cash; and (ii) all contingent amounts which could be payable under the related Swap Agreements shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Page 14

amount at least equal to 105% of the amount of such contingent Swap Agreement Obligations or other collateral which is reasonably acceptable to the Lender or Affiliate of a Lender holding the applicable Swap Agreement Obligations or (B) the issuance of a letter of credit in form and substance reasonably acceptable to the Lender or Affiliate of a Lender holding the applicable Swap Agreement Obligations and in an amount at least equal to 105% of the amount of such contingent Swap Agreement Obligations; and

(c) with respect to the Deposit Obligations: (i) all fees, expenses and other amounts then due and payable which constitute Deposit Obligations shall have been paid in full in cash, (ii) any further commitments to extend credit in connection with such Deposit Obligations shall have expired or irrevocably been terminated or reasonably satisfactory arrangements to secure the same shall be made with the depository bank, and (iii) all contingent amounts which could be payable in connection with the Deposit Obligations shall have been secured by: (A) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to 105% of the amount of such contingent Deposit Obligations or other collateral which is reasonably acceptable to the Lender or Affiliate of a Lender holding the applicable Deposit Obligations or (B) the issuance of a letter of credit in form and substance reasonably acceptable to the Lender or Affiliate of a Lender holding the applicable Deposit Obligations and in an amount at least equal to 105% of the amount of such contingent Deposit Obligations.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (including any obligations under an operating lease) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation (including any obligations under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty Agreement” means the Seventh Amended and Restated Subsidiary Guaranty Agreement, dated as of the date hereof, executed by the Subsidiary Guarantors, substantially in the form of Exhibit C hereto, together with any joinders, amendments or other modifications.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Increase Effective Date” has the meaning assigned to such term in Section 2.19(c).

“Incremental Amendment” has the meaning assigned to such term in Section 2.19(d)(iii).

“Incremental Commitments” has the meaning assigned to such term in Section 2.19(a).

“Incremental Lender” has the meaning assigned to such term in Section 2.19(b).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.19(a).

“Incremental Term Loan Commitment” has the meaning assigned to such term in Section 2.19(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including the Receivable Securitization Outstandings); (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid, excluding such obligations that are less than 90 days past due or subject to a good faith dispute; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable that are less than 90 days past due or subject to a good faith dispute incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person of Indebtedness of others; (h) all Capital Lease Obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and surety bonds or similar instruments (but excluding obligations in respect of (1) trade or commercial letters of credit or surety bonds or similar instruments issued for the account of such Person in the ordinary course of business and (2) stand-by letters of credit issued to support obligations of such Person that are not of the type described in any of clauses (a) through (h) and (j) through (l) of this definition); (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (k) all obligations of such Person under any Swap Agreement; and (l) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, or such Person is not liable therefor because the organizational documents governing such ownership interest lawfully and effectively provide that such Person is not liable therefor in an enforceable manner. The amount of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than a Subsidiary Guarantor) or subject to any other credit enhancement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” means the sum of the following calculated on a consolidated basis without duplication in accordance with GAAP: (a) total interest expense (excluding interest expense derived from amortization of fees and including any interest expense attributable to any Receivable Securitization Facility); plus (b) that portion of amounts paid under synthetic lease obligations that is representative of the interest expense that would have been paid if such transaction were accounted for as a capital lease or otherwise as a financing.

“Interest Payment Date” means (a) with respect to any ABR Loan and any Swingline Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending seven days or one, two, three or six months thereafter, in each case, as the Borrower may elect, provided, that (y) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (z) any Interest Period (other than a seven day Interest Period) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

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“Issuing Bank” means, collectively, each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) and U.S. Bank National Association and any other Lender selected by the Borrower that agrees to act as an issuer of Letters of Credit hereunder, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC and MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan, Revolving Commitment or Incremental Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, without duplication, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Parties” means the Administrative Agent, the Lenders and each Affiliate of a Lender who is owed any portion of the Obligations.

“Lender-Related Person” means each of the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons.

“Lenders” means (a) for all purposes, the Persons listed on Schedule 2.01(A) and Schedule 2.01(C), and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.19(a), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise and (b) for purposes of the definitions of “Swap Agreement Obligations” and “Lender Parties” only, shall include any Person who was a Lender at the time a Swap Agreement was entered into by one or more of the Loan Parties, even though, at a later time

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of determination, such Person no longer holds any Commitments or Loans hereunder. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks. As a result of clause (b) of this definition, the Swap Agreement Obligations owed to a Lender or its Affiliates shall continue to be “Swap Agreement Obligations”, entitled to share in the benefits of the Guaranty Agreement as herein provided, even though such Lender ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, and each Existing Letter of Credit.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.05(b).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any Eurodollar Borrowing in Dollars for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement, the Guaranty Agreement, and all other certificates, agreements and other documents or instruments now or hereafter executed and delivered pursuant to or in connection with the foregoing.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to the Administrative Agent and the Lenders arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation of the Borrower or any Subsidiaries to repay the Loans, the LC Disbursements, interest on the Loans and LC Disbursements, and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the Loan Documents.

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“Loan Parties” means the Borrower and the Subsidiary Guarantors.

“Loans” means collectively, the Term Loan and the Revolving Loans, or either as appropriate in the context used.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (c) the rights of or benefits available to the Administrative Agent, any Issuing Bank, or any Lender.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit but including Receivable Securitization Outstandings and obligations in respect of one or more Swap Agreements) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000.

“Material Subsidiary” means any Subsidiary of the Borrower (except LPAC Corp. and any Excluded Foreign Subsidiary), the book value (as determined in accordance with GAAP) of whose total assets equals or exceeds ten percent (10%) of the book value (determined in accordance with GAAP) of the consolidated total assets of the Borrower and all of its Subsidiaries as determined as of the last day of each fiscal quarter of the Borrower.

“Maximum Rate” has the meaning assigned to such term in Section 10.13(a).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all Loan Obligations, the Swap Agreement Obligations and all Deposit Obligations; provided, however, that the definition of “Obligations” shall exclude any Excluded Swap Obligations of such Subsidiary Guarantor for purposes of determining any obligations of any Subsidiary Guarantor.

“OFAC” has the meaning assigned to such term in the definition of “Sanctioned Country”.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Patriot Act” has the meaning assigned to it in Section 10.19.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation and other casualty-related insurance programs, unemployment insurance, employer’s health tax, other social security laws or regulations, or retirement benefits (including, pledges or deposits or similar Liens securing liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course);

(d) Liens and deposits to secure the performance of, or related obligations to, bids, trade contracts, leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 8.01;

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(f) easements, zoning restrictions, leases or subleases granted to others in the ordinary course of business and covering only the assets so leased, rights-of-way, restrictive covenants, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

(h) leases or subleases entered into by Borrower or a Subsidiary in good faith with respect to its property not used in its business and which do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(i) statutory and common law landlords’ liens under leases to which Borrower or one of the Subsidiaries is a party;

(j) customary Liens (including the right of set-off) in favor of banking institutions encumbering deposits held by such banking institutions incurred in the ordinary course of business;

(k) Liens on the non-fixed assets of a Foreign Subsidiary given in the ordinary course of business and securing the payment for goods or services or the unpaid purchase price of goods or services and related expenses;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market and demand deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

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(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a–7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f) in the case of any Foreign Subsidiary, investments that are substantially similar to those described above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prior Assets” means assets that have been disposed of by a division or branch of Borrower or a Subsidiary in a transaction with an unaffiliated third party approved in accordance with this Agreement which would not make the seller a “Prior Company” but constitute all or substantially all of the assets of such division or branch for which the total consideration to be paid exceeds $25,000,000.

“Prior Company” means any Subsidiary whose capital stock or other equity interests have been disposed of, or all or substantially all of whose assets have been disposed of, in each case, in a transaction with an unaffiliated third party approved in accordance with this Agreement for which the total consideration to be paid exceeds $25,000,000.

“Prior Credit Agreement” has the meaning assigned to such term in the Recitals.

“Prior Target” means all targets acquired or whose assets have been acquired in an acquisition permitted by Section 6.04 (or otherwise consented to in accordance with Section 10.02) for which the total consideration to be paid exceeds $25,000,000.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.22.

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“Receivable Securitization Facility” means, with respect to the Borrower or any Subsidiary, a transaction or group of transactions typically referred to as a securitization in which the Borrower or such Subsidiary sells its accounts receivable in a transaction accounted for as a true sale to a special purpose bankruptcy remote entity that obtains debt financing to finance the purchase price.

“Receivable Securitization Outstandings” means the aggregate amount outstanding (i.e., advanced as the purchase price and not repaid from collections) under all Receivable Securitization Facilities of the Borrower and its Subsidiaries that is representative of the principal amount that would be outstanding if such Receivable Securitization Facilities were accounted for as financings.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures, unused Commitments and Term Loan Exposures representing more than 50.00% of the sum of the Total Revolving Exposures plus the total unused Commitments plus the sum of the total Term Loan Exposures at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VIII, and for all purposes after the Loans become due and payable pursuant to Article VIII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Required Revolving Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing more than 50.00% of the sum of the Total Revolving Exposures plus the total unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VIII or the Commitments expire or terminate, then, as to each Revolving Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary (other than any compensation related options, warrants or other rights granted to employees, officers or directors of the Borrower and its Subsidiaries).

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“Revaluation Date” shall mean (a) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (b) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination in full of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to an Revolving Commitment Increase, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01(A), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or Incremental Commitment pursuant to which such Lender shall have become a Lender, as applicable. As of the Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $750,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.19(a).

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal Dollar Equivalent of the amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a revolving loan made pursuant to Section 2.01(a) hereof or pursuant to Section 2.01 of the Prior Credit Agreement that remains outstanding on the Effective Date.

“Revolving Maturity Date” means August 30, 2022.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time of determination, a country, region or territory which is itself the subject or target of any Sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time of determination, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person directly or indirectly 50 percent or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) and/or (b) or (d) any Person otherwise the subject of any

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Sanctions; provided that, notwithstanding the foregoing, “Sanctioned Person” does not include any Person (that is not a Borrower or a Subsidiary) who is operating in a Sanctioned Country in compliance with applicable laws, including, to the extent applicable, Anti-Corruption Laws and Sanctions pursuant to OFAC licenses where required by applicable law; provided further, that if a Person is considered a Sanctioned Person solely based on its inclusion in a Sanctions-related list described in this definition, but its inclusion on that list is limited to a specific purpose or purposes (e.g., the provision of goods in support of deep water oil-producing projects), a Person would be considered a Sanctioned Person only with respect to that specific purpose or purposes, but not any other purpose or purposes.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Senior Unsecured Notes” means individually or collectively, as the context requires,

(a) those 3.00% notes due 2023 issued pursuant to that certain Indenture dated as of May 3, 2010 among the Borrower, as issuer, and U.S. Bank National Association, as trustee, as amended by (i) that certain Sixth Supplemental Indenture dated as of November 3, 2016 among the Borrower, certain of the Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, (ii) that certain Seventh Supplemental Indenture dated as of January 23, 2019, among LII Mexico Holdings Ltd., the Borrower, certain of the Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, (iii) that certain Eighth Supplemental Indenture dated as of May 22, 2020, among Lennox Switzerland GmbH, the Borrower, certain of the Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee and (iv) any other supplemental indenture; and

(b) any senior unsecured notes issued by the Borrower after the Effective Date, together with all indentures and supplemental indentures and all other documentation relating thereto.

For the avoidance of doubt, Senior Unsecured Notes may only be incurred in accordance with the terms and conditions of Section 6.01.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that is party to the Guaranty Agreement, including each Person that becomes a party pursuant to a joinder agreement.

“Supported QFC” has the meaning assigned to it in Section 10.22.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. For the avoidance of doubt, agreements relating to accelerated share repurchase programs, and similar programs or arrangements, shall not be considered Swap Agreements.

“Swap Agreement Obligations” means all obligations, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender, arising pursuant to any Swap Agreements entered into by such Lender or Affiliate with the Borrower or any Subsidiaries, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in such Swap Agreements.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01(B) hereof or (b) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.04(b)(iv).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time related to Swingline Loans other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b),

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if such Lender shall be a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (to the extent that less the amount of participations funded by the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect and such time.

“Swingline Lenders” means JPMorgan Chase Bank, N.A. and each other Person listed on Schedule 2.01(B), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Synthetic Lease” has the meaning assigned to such term in the definition of “EBITDA” herein.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the term loan described in Section 2.01(b).

“Term Loan Amount” means, with respect to any Term Loan Lender at any time, the amount set forth opposite its name as its Term Loan Amount on Schedule 2.01(C) or as specified in the Assignment and Assumption pursuant to which such Term Loan Lender shall have become a Lender, as such Term Loan Amount may be (a) reduced from time to time in accordance with the terms of this Agreement or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The outstanding amount of each Term Loan Lender’s Term Loan Amount as of the Effective Date is set forth on Schedule 2.01(C), or in the Assignment and Assumption pursuant to which such Lender shall have become a Lender, as applicable. As of the Effective Date, the aggregate outstanding amount of the Term Loan Lenders’ Term Loan Amounts is $145,000,000.

“Term Loan Exposure” means, with respect to any Lender at any time, the principal amount of the outstanding Term Loan owed to such Lender at such time.

“Term Loan Lender” means a Lender with any Term Loan Exposure (which, as of the Effective Date, is set forth on Schedule 2.01(C)).

“Term Loan Maturity Date” means August 30, 2021.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Indebtedness” means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication): (a) the outstanding principal amount of all obligations for borrowed money (including the Loan Obligations and the Receivable Securitization Outstandings) including all such obligations evidenced by bonds, notes, debentures, or other similar instruments; plus (b) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; plus (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business); plus (d) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been

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assumed (provided that for purposes of this clause (d) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets), plus (e) all Capital Lease Obligations; plus (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (but excluding obligations in respect of (1) trade or commercial letters of credit issued for the account of such Person in the ordinary course of business and (2) stand-by letters of credit issued to support obligations of such Person that are not of the type described in any of clauses (a) through (c) and (e) of this definition); plus (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Total Revolving Exposure” means the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that, clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, or the Eurodollar Daily Floating Rate.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.22.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or “Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan” or “Eurodollar Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Loan Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing” or “Eurodollar Term Loan Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn

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or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05 Conversion of Foreign Currencies.

(a) Dollar Equivalents. The Administrative Agent may determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination of any Dollar Equivalent by the Borrower. The Dollar Equivalent of all Letters of Credit and LC Exposure, as applicable, denominated in an Alternative Currency hereunder shall be determined on each Revaluation Date.

(b) Rounding-Off. The Administrative Agent may set up appropriate rounding-off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollars, whole Alternative Currency or whole other currency (as applicable) or smaller denomination thereof to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars, whole Alternative Currency or whole other currency (as applicable) or in whole smaller denomination thereof, as may be necessary or appropriate.

(c) Letters of Credit in Alternative Currencies. Unless the context otherwise requires, all calculations of amounts relating to Letters of Credit in an Alternative Currency shall be based on the Dollar Equivalent thereof.

Section 1.06 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.13(d), of any

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change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Section 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II.

The Loan Facilities

Section 2.01 The Loans.

(a) Revolving Loans and Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make advances in Dollars to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) The Term Loan. The “Term Loan Lenders” (as such term was defined in the Prior Credit Agreement) made a term Loan in Dollars to the Borrower on August 30, 2016, in an aggregate principal amount equal to $250,000,000. The amount set opposite each Term Loan Lender’s name on Schedule 2.01(C) is its outstanding Term Loan Amount on the Effective Date. Amounts prepaid or repaid in respect of the Term Loan may not be reborrowed, and no Term Loan Lender is obligated to make any Loan that increases the outstanding amount of its term loan hereunder on any date. The aggregate outstanding principal amount of the Term Loan owed to all Term Loan Lenders on the Effective Date is $145,000,000.

This Section 2.01 amends and restates in its entirety Section 2.01 of the Prior Credit Agreement. The execution of this Agreement does not extinguish any Revolving Loan or the Term Loan outstanding in connection with the Prior Credit Agreement nor does it constitute a novation with respect to such Revolving Loan or such Term Loan.

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Section 2.02 Loans and Borrowings.

(a) Loans Made Ratably.

(i) Revolving Loans. Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans of the same Class and Type made by the Revolving Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required.

(ii) [Intentionally omitted]

(b) Loan Types. Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Eurodollar Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that (i) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) and (ii) an ABR Term Loan Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Term Loan. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

(d) Limitation on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Term Loan Maturity Date or the applicable maturity date for any Incremental Term Loan, as applicable.

Section 2.03 Requests for Borrowings. To request a Revolving Borrowing in accordance with the terms hereof, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Dallas, Texas time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 a.m. Dallas, Texas time on the same Business Day as the date of the proposed ABR Revolving Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m. Dallas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or electronic mail to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit D or in such other form as may be approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of such Borrowing and that such Borrowing is a Revolving Borrowing;

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(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. After the Effective Date, promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Swingline Loans.

(a) Commitment. Subject to the terms and conditions set forth herein, each Swingline Lender severally may, but shall have no obligation to, make Swingline Loans denominated in Dollars to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $65,000,000, (ii) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, or (iii) the sum of the Total Revolving Exposures exceeding the then existing total Revolving Commitments; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Borrowing Procedure. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic mail), not later than 12:00 noon, Dallas, Texas time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), amount of the requested Swingline Loan, and whether such Swingline Loan will accrue interest based on the Alternate Base Rate or the Eurodollar Daily Floating Rate. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all Swingline Lenders) available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent designated for such Swingline Lender or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Person designated by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., Dallas, Texas time, on the requested date of such Swingline Loan.

(c) Independent Swingline Lender Obligations. The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.

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(d) Revolving Lender Participation in Swingline Loans. Any Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, Dallas, Texas time, promptly shall mean no later than 5:00 p.m., Dallas, Texas time on such Business Day and if received after 12:00 noon Dallas, Texas time, promptly shall mean no later than 10:00 a.m., Dallas, Texas time on the immediately succeeding Business Day) to pay to the Administrative Agent, for the account of such Swingline Lenders, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.04(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this Section 2.04(d) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.04(d), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section 2.04(d) and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.04(d) shall not relieve the Borrower of any default in the payment thereof.

(e) Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.12(c). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

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(f) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(e) above.

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, denominated in Dollars or any Alternative Currency in a form reasonably acceptable to the Administrative Agent and the Issuing Banks, at any time and from time to time during the Revolving Availability Period. Notwithstanding anything herein to the contrary, (i) no Issuing Bank shall have an obligation hereunder to issue any Letter of Credit; each such issuance shall be at the sole discretion of the applicable Issuing Bank, (ii) no Issuing Bank shall have an obligation hereunder to issue, and shall not issue or renew, any Letter of Credit the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (B) in any manner that would result in a violation of any applicable Sanctions by any party to this Agreement, and (iii) no Issuing Bank shall be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. Existing Letters of Credit are Letters of Credit hereunder for all intents and purposes.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which date shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit will be denominated (which must be either Dollars, Australian Dollars or Euros), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The applicable Issuing Bank (other than JPMorgan Chase Bank, N.A. and its affiliates) shall promptly notify the Administrative Agent in writing of any Letter of Credit issued for the account of the Borrower. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and

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conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit may be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000, (ii) no Lender’s Revolving Exposure shall exceed its Revolving Commitment and (iii) the Total Revolving Exposures shall not exceed the then existing total Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that (A) any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods not to extend past the date in the preceding clause (ii) and (B) any Letter of Credit may have an expiration date that extends past the date in clause (ii) if the Borrower has, on the date of issuance of such Letter of Credit, deposited in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank for such Letter of Credit, an amount in Dollars equal to 105% of the Dollar Equivalent of the LC Exposure for such Letter of Credit in accordance with the terms of Section 2.05(j).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank issuing such Letter of Credit hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of each such Issuing Bank, such Revolving Lender’s Applicable Percentage of the Dollar Equivalent of the amount of each LC Disbursement made by any Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Any participation funded under this Section 2.05(d) shall be converted to Dollar ABR Loans.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the currency in which such Letter of Credit is denominated or, if such Issuing Bank shall so elect, in Dollars equal to the Dollar Equivalent of the amount of such LC Disbursement, not later than 12:00 noon, Dallas, Texas time (or with respect to LC Disbursements not denominated in Dollars, 12:00 noon, London, England time), on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Dallas, Texas time (or with respect to LC Disbursements not denominated in Dollars, 12:00 noon, London, England time), on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Dallas, Texas time (or with respect to LC Disbursements not denominated in Dollars, 12:00 noon, London, England time), on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, Dallas, Texas time (or with respect to LC Disbursements not denominated in Dollars, 12:00 noon, London, England time), on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such

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notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an amount equal to the Dollar Equivalent of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the Dollar Equivalent of the amount of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.05(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.05(e) to reimburse the applicable Issuing Bank, then to such Revolving Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.05(e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower fails to reimburse an Issuing Bank for the amount of any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank in an Alternative Currency, (A) automatically and with no further action required, the Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse an amount equal to the Dollar Equivalent of the amount of such LC Disbursement and (B) the Administrative Agent shall notify such Issuing Bank and each Revolving Lender of the applicable LC Disbursement, the Dollar Equivalent thereof, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such

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Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the Dollar Equivalent of the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall also apply. Interest accrued pursuant to this Section 2.05(h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement and Resignation of an Issuing Bank.

(i) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to also refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.05(i)(i) above.

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(j) Cash Collateralization. If any Event of Default exists, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in Dollars equal to the Dollar Equivalent of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 8.01. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the Borrower will, in connection therewith, execute and deliver such security and pledge agreements in form and substance satisfactory to the Administrative Agent which the Administrative Agent may, in its discretion, require.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations and the Borrower will, in connection therewith, execute and deliver such security and pledge agreements in form and substance satisfactory to the Administrative Agent which the Administrative Agent may, in its discretion, require. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.06 Funding of Borrowings.

(a) Loans.

(i) By Revolving Lenders. Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars by 1:00 p.m., Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(ii) [Intentionally Omitted]

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(b) Fundings Assumed Made. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07 Interest Elections.

(a) Conversion and Continuation. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, as applicable, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Delivery of Interest Election Request. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or electronic mail to the Administrative Agent of a written Interest Election Request in the form of Exhibit E hereto or in any other form approved by the Administrative Agent and signed by the Borrower.

(c) Contents of Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

(i) the Borrowing to which such Interest Election Request applies (including a specification if it is a Term Loan Borrowing or a Revolving Borrowing) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

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(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Automatic Conversion. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

(f) Limitations on Election. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

Section 2.08 Termination and Reduction of Commitments.

(a) Termination Date. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) Optional Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the then existing total Revolving Commitments.

(c) Notice of Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the Class of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is

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conditioned upon the effectiveness of any specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such event shall not have occurred. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) Promise to Pay. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of:

(i) each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date,

(ii) each Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Maturity Date,

(iii) each Term Loan Lender in its applicable pro rata share, equal quarterly installment payments of the principal of the Term Loan equal to $7,500,000 per fiscal quarter of the Borrower, with each such quarterly installment due and payable on the last Business Day of each March, June, September and December, commencing with the first such quarterly installment payment due and payable on September 30, 2020,

(iv) each Term Loan Lender in its applicable pro rata share, the then unpaid principal amount of Term Loan on the Term Loan Maturity Date,

(v) each applicable Lender entitled thereto, payments on each Incremental Term Loan as agreed by the Borrower and the applicable Lenders making such Incremental Term Loan, and

(vi) each applicable Lender entitled thereto, all other outstanding Loan Obligations on the Latest Maturity Date.

For the avoidance of doubt, any Incremental Term Loan shall not constitute a Term Loan for the purposes of clauses (iii) and (iv) of this Section 2.09(a).

(b) Lender Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Administrative Agent Records. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(d) Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the account and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records maintained by the Administrative Agent shall control in the absence of manifest error.

(e) Request for a Note. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Administrative Agent shall prepare a promissory note which the Borrower shall execute and deliver to the requesting Lender and its registered assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.10 Prepayment of Loans.

(a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without prepayment penalty or premium subject to the requirements of this Section and Section 2.15.

(b) Mandatory Prepayment of Revolving Loans. In the event and on such occasion that the sum of the Revolving Exposures exceeds the then existing total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(c) Selection of Borrowing to be Prepaid.

(i) Prior to any optional prepayment of Borrowings hereunder, the Borrower shall specify whether such prepayment is to be made to the Term Loan or the Revolving Loans, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(ii) Prior to any mandatory prepayment of Revolving Loans hereunder (such mandatory prepayments to be applied to prepay the Revolving Loans), the Borrower shall select the Revolving Borrowing or Revolving Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d) Notice of Prepayment; Application of Prepayments. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lenders) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Dallas, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or a Swingline Loan, not later than 12:00 noon, Dallas, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Class and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08; provided, further, that the Borrower may rescind any such prepayment notice for a Revolving Loan or the Term Loan, or both, if such notice stated in writing that it was conditioned on the occurrence of a specified event and such event shall not have occurred. Promptly

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following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing and each voluntary prepayment of a Term Loan Borrowing shall be applied to installments due under the Term Loan in the order of maturity. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments to the extent required by Section 2.15.

Section 2.11 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the date which is three Business Days following the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Letter of Credit Fees. The Borrower agrees to pay in Dollars (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily Dollar Equivalent of the amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Equivalent of the amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees shall be payable on the third Business Day following the last day of each March, June, September and December of each year commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.12 Interest.

(a) ABR Borrowings. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) Eurodollar Borrowings. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Swingline Borrowings. In accordance with Section 2.04(b), the Borrower may elect for a Swingline Loan to bear interest at either (a) the Alternate Base Rate plus the Applicable Rate or (b) the Eurodollar Daily Floating Rate plus the Applicable Rate.

(d) Default Interest. Notwithstanding the foregoing, subject to Section 10.13, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. In addition, if any Event of Default exists and the Required Lenders request, the outstanding principal amount of the Loans shall bear interest, after as well as before judgment, as a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section.

(e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments, the Revolving Maturity Date or the Term Loan Maturity Date, as applicable; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate and Eurodollar Daily Floating Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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Section 2.13 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d) and (e) of this Section 2.13, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Adjusted LIBO Rate Borrowing to, or continuation of Adjusted LIBO Rate Borrowing shall be ineffective, (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided, further that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders of each Class; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to

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this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.14 Increased Costs.

(a) Change In Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, an Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, an Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, an Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, an Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Adequacy. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or any Issuing Bank’s capital or on the capital of such Lender’s or any Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by an Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

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(c) Delivery of Certificate. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Limitation on Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b) Payment of Other Taxes. In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by applicable law, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative

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Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (f)(ii)(B) and (f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. person (within the meaning of Section 7701(a)(3) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form); or

(IV) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

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(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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(i) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

Section 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-Offs; Proceeds of Guaranty Agreement.

(a) Payments Generally. The Borrower shall make each payment or prepayment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Dallas, Texas time), on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent pursuant to the payment instructions provided by the Administrative Agent, except payments to be made directly to an Issuing Bank or Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as specified in Section 2.05 with respect to Letters of Credit issued in an Alternative Currency, all payments under each Loan Document shall be made in Dollars.

(b) Pro Rata Application. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Set-offs. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans, as applicable, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon, as applicable, than the proportion received by any other Lender of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the applicable Loans and/or participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans, as applicable; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as

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consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Payments from Borrower Assumed Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank pursuant to the terms hereof or any other Loan Document, including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.10(d), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Set-Off Against Amounts Owed Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement or any other Loan Document, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f) Application of Payments, and Proceeds of the Guaranty Agreement. All amounts received (x) under the Guaranty Agreement and (y) by the Administrative Agent after the exercise by the Administrative Agent of any remedy following the occurrence of an Event of Default, in each case shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses) owing to the Administrative Agent in its capacity as Administrative Agent only and then any remaining amount of such proceeds shall be distributed:

(i) first, to the Lenders, pro rata in accordance with the respective unpaid amounts of Loan Obligations and Swap Agreement Obligations relating to any interest rate, currency or commodity Swap Agreement, until all such Loan Obligations and Swap Agreement Obligations have been Fully Satisfied;

(ii) second, to the Lender Parties, pro rata in accordance with the respective unpaid amounts of the Deposit Obligations, until all Deposit Obligations have been Fully Satisfied; and

(iii) third, to the Lender Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations.

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Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Guarantor (as such term is defined in the Guaranty Agreement) shall not be applied to Obligations that are Excluded Swap Obligations or any Excluded Swap Obligation of such Subsidiary Guarantor.

(g) Noncash Proceeds. Notwithstanding anything contained herein to the contrary, if the Administrative Agent shall ever acquire any collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the collateral in satisfaction of all or part of the Obligations or if any proceeds received by the Administrative Agent to be distributed and shared pursuant to this Section 2.17 are in a form other than immediately available funds, the Administrative Agent shall not be required to remit any share thereof under the terms hereof and the Lender Parties shall only be entitled to their undivided interests in the collateral or noncash proceeds as determined by paragraph (f) of this Section 2.17. The Lender Parties shall receive the applicable portions (in accordance with the foregoing paragraph (f)) of any immediately available funds consisting of proceeds from such collateral or proceeds of such noncash proceeds so acquired only if and when received by the Administrative Agent in connection with the subsequent disposition thereof. While any collateral or other property to be shared pursuant to this Section is held by the Administrative Agent pursuant to this clause (g), the Administrative Agent shall hold such collateral or other property for the benefit of the Lender Parties and all matters relating to the management, operation, further disposition or any other aspect of such collateral or other property shall be resolved by the agreement of the Required Lenders.

(h) Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

(i) Notice of Amount of Obligations. Prior to making any distribution under clause (f) of this Section, the Administrative Agent shall request each Lender to provide the Administrative Agent with a statement of the amounts of Swap Agreement Obligations and Deposit Obligations then owed to such Lender and its Affiliates. A Lender may provide such information to the Administrative Agent at any time and the Administrative Agent may also request such information at any time. If a Lender does not provide the Administrative Agent a statement of the amount of any such Obligations within three (3) Business Days of the date requested, the Administrative Agent may make distributions under clause (f) thereafter and the amount of Swap Agreement Obligations and Deposit Obligations then owed to such Lender and its Affiliates shall conclusively be deemed to be zero for purposes of such distributions. Neither the Lender nor its Affiliates shall have a right to share in such distributions with respect to any Swap Agreement Obligations or Deposit Obligations owed to it. If a Lender shall thereafter provide the Administrative Agent a statement of the amount of the Swap Agreement Obligations and Deposit Obligations then owed to such Lender and its Affiliates, any distribution under clause (b) made after the notice is received by the Administrative Agent shall take into account the amount of the Swap Agreement Obligations and/or Deposit Obligations then owed. No Lender nor any Affiliate of a Lender that has not provided the statement of the amount of the Swap Agreement Obligations or Deposit Obligations owed under this clause (i) shall be entitled to share retroactively in any distribution made prior to the date when such statement was provided. In furtherance of the provisions of Article IX, the Administrative Agent shall in all cases be fully protected in making distributions hereunder in accordance with the statements of the Swap Agreement Obligations and Deposit Obligations received from the Lenders under this clause (i).

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Section 2.18 Mitigation Obligations; Replacement of Lenders.

(a) Mitigation. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 and 2.07) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.19 Incremental Facility.

(a) Request for Incremental Commitments. By written notice sent to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Lenders), the Borrower may request (i) one or more increases in the Revolving Commitments (a “Revolving Commitment Increase”) and/or (ii) one or more incremental term loan commitments (an “Incremental Term Loan Commitment” and, together with any Revolving Commitment Increases, the “Incremental Commitments”) to make incremental term loans (an “Incremental Term Loan”); provided that (A) the total aggregate principal amount for all such Revolving Commitment Increases and Incremental Term Loans made after the Effective Date shall not exceed an amount equal to $350,000,000; (B) if the Borrower is requesting a Revolving Commitment Increase, the aggregate amount of the Revolving Commitments shall not have been previously reduced, nor shall the Borrower have given notice of any such reduction under Section 2.08(b) which has not been revoked by the time of the Borrower’s notice under this Section 2.19; (C) the aggregate amount of the Incremental Commitments shall not previously have been increased pursuant to this Section 2.19 more than three times; and (D) any such request for an Incremental Commitment shall be in a minimum amount of $5,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (A).

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(b) Procedure and Lenders. Each notice from the Borrower pursuant to this Section shall set forth the requested amount, whether such Incremental Commitment request is for a Revolving Commitment Increase or an Incremental Term Loan Commitment, and the proposed terms of the relevant proposed Incremental Commitment. Incremental Commitments may be provided by any existing Lender or by any other Persons (each such existing Lender or Person, an “Incremental Lender”); provided that the Borrower, the Administrative Agent, and, if a Revolving Commitment Increase provides for a new Person to become a Lender hereunder, each Issuing Bank and the Swingline Lenders, shall have consented. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each proposed Incremental Lender is requested to respond. Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent within any such required time period specified in such notice whether it agrees to provide an Incremental Commitment and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide the Incremental Commitment requested in the applicable notice.

(c) Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (each, an “Increase Effective Date”) for each Incremental Commitment and the final allocation of such Incremental Commitment. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocations of such Incremental Commitment and the Increase Effective Date.

(d) Conditions to Effectiveness of Increase. Each Incremental Commitment shall become effective as of the applicable Increase Effective Date; provided:

(i) no Default shall exist on such Increase Effective Date immediately prior to or after giving effect to (A) such Incremental Commitment or (B) the making of any extensions of credit pursuant thereto;

(ii) the Borrower is in pro forma compliance with the financial covenants set forth in Article VII based on the financial statements most recently delivered pursuant to Section 5.01 (A) after giving effect to such Incremental Commitment (assuming that the entire applicable Incremental Term Loan and/or Revolving Commitment Increase is fully funded on the effective date thereof and (B) after giving effect to any permanent repayment of Indebtedness and (C) giving pro-forma effect to the consummation of any acquisition with the proceeds of any borrowing under any such Incremental Commitment in connection therewith);

(iii) each such Incremental Commitment shall be effected pursuant to an amendment or restatement (each an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent, the other applicable Loan Parties and the applicable Incremental Lenders, which Incremental Amendment may with the consent of the Borrower and the Administrative Agent, but without the consent of any other Lenders except to the extent required in Section 10.02(b)(i), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.19, including, to the extent that an Incremental Term Loan is effected, provisions to provide for tranche voting for matters relating to the Incremental Term Loan or the Revolving Loans, as applicable;

(iv) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Incremental Amendment):

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(A) such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a (I) maturity date that is earlier than the Term Loan Maturity Date or (II) Weighted Average Life to Maturity shorter than the then Weighted Average Life to Maturity of the Term Loan or any other Incremental Term Loan;

(B) the Applicable Rate and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Increase Effective Date and shall be consistent with then current market conditions; and

(C) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions of this Agreement prior to giving effect thereto, shall be reasonably satisfactory to the Administrative Agent and the Borrower (but in no event shall such terms and conditions be materially more restrictive, taken as a whole, than those set forth in this Agreement and the Loan Documents, taken as a whole);

(v) in the case of each Revolving Commitment Increase (the terms of which shall be set forth in the relevant Incremental Amendment):

(A) Revolving Loans made with respect to the Revolving Commitment Increase shall mature on the Revolving Maturity Date and shall be subject to the same terms and conditions as the other Revolving Loans;

(B) the outstanding Revolving Loans and Applicable Percentages of Swingline Loans and/or Letters of Credit will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Revolving Lenders (including the Incremental Lenders providing such Revolving Commitment Increase) in accordance with their revised Applicable Percentages (and the Revolving Lenders (including the Incremental Lenders providing such Revolving Commitment Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.15 (if any) in connection with such reallocation as if such reallocation were a repayment); and

(C) except as provided above, all of the other terms and conditions applicable to such Revolving Commitment Increase shall, except to the extent otherwise provided in this Section 2.19, be identical to the terms and conditions applicable to the Revolving Loans; and

(vi) each Incremental Commitment shall constitute Loan Obligations of the Borrower and shall be guaranteed and treated the same in all other respects as the other extensions of credit on a pari passu basis; and

(vii) any Incremental Lender with a Revolving Commitment Increase shall be entitled to the same voting rights as the existing Revolving Lenders and any extensions of credit made in connection with each Revolving Commitment Increase shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder, and any Incremental Lender that makes an Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders and will not be entitled to any preferential payment or prepayment treatment, or defeasance or similar feature.

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Section 2.20 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Suspension of Fees. Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.17 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Suspension of Voting. The Commitment and Revolving Exposure of such Defaulting Lender, if any, shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

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(d) Participation Exposure. If any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the applicable Issuing Banks, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) Suspension of Swingline Loans. So long as such Revolving Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(d), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank or any Swingline Lender has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit and no Swingline Lender shall be required to fund any Swingline Loan, unless the applicable Issuing Bank or the Swingline Lenders, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank or each Swingline Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

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In the event that each of the Administrative Agent, the Borrower, each Issuing Bank and each Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, to the extent such Defaulting Lender is a Revolving Lender, the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Commitment and on the date of such readjustment such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage.

ARTICLE III.

Representations and Warranties

In order to induce the Administrative Agent, the Issuing Banks and the Lenders to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants to the Administrative Agent, the Issuing Banks and the Lenders that:

Section 3.01 Organization; Powers. Each of the Borrower and its Material Subsidiaries is (i) duly organized, validly existing and in good standing (to the extent the concept of “good standing” or “existence” exists under the laws of its jurisdiction of organization) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required except, in the case of (ii) or (iii) above, where the failure to do so qualify could not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership or limited liability company powers (as applicable) and have been duly authorized by all necessary corporate, partnership or limited liability action (as applicable) and, if required, all stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets (including the documentation governing any of the Senior Unsecured Notes), or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

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Section 3.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore publicly filed with the SEC via the EDGAR filing system its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2019, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 30, 2020, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Except as disclosed in the financial statements referred to above or the notes thereto, after giving effect to the Transactions, the Borrower nor its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(c) Since December 31, 2019, there has been no material adverse change in the business, operations, affairs, financial condition, assets or properties of the Borrower and the Subsidiaries, taken as a whole.

Section 3.05 Properties.

(a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property necessary or material to its business in the ordinary course, except for such defects in title that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property used in its business in the ordinary course, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) As of the Effective Date, neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any fee-owned real property or any sale or disposition thereof in lieu of condemnation.

Section 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any reasonable basis for any Environmental Liability.

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Section 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except in instances where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes in excess of $5,000,000 required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. As of the Effective Date, (a) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect and (b) the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000,000 the fair market value of the assets of all such underfunded Plans.

Section 3.11 Disclosure.

(a) The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any information consisting of forward-looking statements, estimates projections and projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such forward-looking statements, estimates, projections and projected financial information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of its Subsidiaries and no assurance can be given that such forward-looking statements, estimates, projections and projected financial information will be realized.

(b) As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12 Material Subsidiaries. As of the Effective Date, the Borrower has no Material Subsidiaries other than those listed on Schedule 3.12 hereto. As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Material Subsidiary, the percentage of Borrower’s ownership of the outstanding Equity Interests of each Material Subsidiary directly owned by Borrower, and the percentage of each Material Subsidiary’s ownership of the outstanding Equity Interests

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of each other Material Subsidiary. All of the outstanding Equity Interests of Borrower and each Material Subsidiary have been validly issued, are fully paid, and are nonassessable. Except as permitted to be issued or created pursuant to the terms hereof (including stock options or other equity based awards granted to officers, directors, employees and consultants of the Borrower or any Subsidiary) or as reflected on Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of the Borrower or any Material Subsidiary.

Section 3.13 Insurance. Each of the Borrower and the Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the Borrower and the Subsidiaries and located in similar geographic areas in which the Borrower and the Subsidiaries operate.

Section 3.14 Labor Matters. As of the Effective Date, except where non-compliance cannot reasonably be expected to have a Material Adverse Effect, (i) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, and (ii) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date. As used in this Section 3.15, the term “fair value” means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and “present fair saleable value” means the amount that may be realized if the applicable company’s aggregate assets are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of a comparable business enterprises.

Section 3.16 Margin Securities. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and, except for the repurchases of the Borrower’s capital stock in accordance with the limitations in Section 5.10 and Section 6.08, no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

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Section 3.17 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 3.18 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 3.19 Plan Assets. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and, assuming no portion of a Loan or Letter of Credit is funded or held by a Lender or Issuing Bank using “plan assets” (within the meaning of the Plan Asset Regulations) neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE IV.

Conditions

Section 4.01 Conditions of Initial Credit Extension. The effectiveness of this Agreement to amend and restate the Prior Credit Agreement and to obligate the Lenders to make Loans and the Issuing Banks to issue Letter of Credit hereunder is subject to the satisfaction of the following conditions:

(a) Execution and Delivery of This Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Guaranty Agreement. The Administrative Agent (or its counsel) shall have received from each Subsidiary Guarantor either (i) a counterpart of the Guaranty Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of the Guaranty Agreement.

(c) Legal Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Loan Parties covering the matters set forth in Sections 3.01, 3.02 and 3.03 of this Agreement, such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

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(d) Corporate Authorization Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) [Intentionally Deleted]

(f) [Intentionally Deleted]

(g) Fees. The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable pursuant to any fee letter between the Borrower and any Joint Lead Arranger or Lender, this Agreement or any other Loan Document on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document or the Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received evidence that such fees and amounts shall be paid with the proceeds of the initial Loans hereunder.

(h) Upfront Fees. The Administrative Agent shall have received, for the account of each of the Lender, an upfront fee, in an amount expected to average ten basis points on the aggregate amount of the commitments of the Lenders after giving effect to this Agreement.

(i) Solvency Certificate. The Administrative Agent shall have received a certificate from the treasurer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, certifying that Loan Parties, after giving effect to this Agreement, and the other transactions contemplated hereby, are solvent.

(j) Know Your Customer. (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(k) No Material Adverse Effect. There shall have occurred no Material Adverse Effect since December 31, 2019.

(l) Approvals. All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained on satisfactory terms and shall be in full force and effect.

(m) Regulatory Matters. All regulatory matters shall be satisfactory to the Administrative Agent and Lenders, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System.

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The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., Dallas, Texas time, on August 30, 2020 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, without limitation, on the Effective Date), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects or, in the case of such representations and warranties which are subject to a materiality or Material Adverse Effect qualifier, such representations and warranties shall be true and correct in all respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, or, in the case of such representations and warranties which are subject to a materiality or Material Adverse Effect qualifier, such representations and warranties shall be true and correct in all respects as of such earlier date;

(b) Revolving Commitments. At the time of and immediately after giving effect to each such Revolving Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Total Revolving Exposure of all Lenders shall not exceed the then existing total Revolving Commitments of all Lenders; and

(c) No Default. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall exist.

Each Loan made to the Borrower and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Section 4.03 Effective Date Adjustments. On the Effective Date, the aggregate amount of the revolving commitments under the Prior Credit Agreement are being reduced, as such, the Lenders’ participations in the Revolving Commitments may differ due from their pro rata percentages established under the Prior Credit Agreement. As a result, the Lenders’ participations in the aggregate amount available to be drawn under letters of credit issued under the Prior Credit Agreement which are deemed to be Existing Letters of Credit hereunder, may not be held pro rata by the Revolving Lenders in accordance with their Applicable Percentages determined hereunder. To remedy the foregoing, on the Effective Date, upon fulfillment of the conditions in Section 4.01, the Revolving Lenders shall be deemed to have purchased and sold participations in the aggregate amount available to be drawn under the Existing Letters of Credit among themselves so that after giving effect thereto the Revolving Lenders participations in the aggregate amount available to be drawn under such Existing Letters of Credit will be held by the Revolving Lenders, pro rata in accordance with their respective Applicable Percentages hereunder.

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ARTICLE V.

Affirmative Covenants

Until the Loan Obligations have been Fully Satisfied, the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks and the Lenders that:

Section 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:

(a) Annual Audit. Within 90 days after the end of each fiscal year of the Borrower, its (i) audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and (ii) a report by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) Quarterly Financial Statements. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) Compliance Certificate. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in substantially the form of Exhibit B hereto of a Financial Officer of the Borrower (or any other form acceptable to the Administrative Agent) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that, as of the date of such certificate, the Total Revolving Exposure of all Lenders does not exceed the then existing total Revolving Commitments of all Lenders, (iii) setting forth reasonably detailed calculations demonstrating compliance with Article VII, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) Debt Rating. Promptly after Moody’s, S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(e) Senior Unsecured Notes. Promptly after such delivery or receipt, copies of any financial or other report or notice delivered to, or received from, a holder of a Senior Unsecured Note, which report or notice has not otherwise been delivered to the Administrative Agent hereunder; and

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(f) Additional Information. Promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to clause (a) or (b) of this Section 5.01 (to the extent any such documents are included in reports otherwise filed with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission) shall be deemed to have been delivered to the Administrative Agent and each Lender on the date the Borrower has filed such reports with the SEC via the EDGAR filing system and the Borrower has notified the Administrative Agent in writing of such posting (which notification may be included in the certificate described in 5.01(c) above).

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) Default. The occurrence of any Default;

(b) Notice of Proceedings. The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d) Material Adverse Effect. Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(e) Beneficial Ownership. Any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its (a) legal existence (except with respect to a Subsidiary which is not a Material Subsidiary where such failure could not be reasonably expected to result in Material Adverse Effect) and (b) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names except where the failure to preserve, renew or keep in force any such right, license, permit, privilege, franchise, patent or copyright could not be reasonably expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, sale, consolidation, Division, liquidation or dissolution permitted under Section 6.03 or Section 6.05.

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Section 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance (or any self-insurance compatible with the following standard) in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.07 Guarantee and Secure Loans Equally.

(a) If any Subsidiary (other than an Excluded Foreign Subsidiary) of the Borrower shall guarantee the obligations of the Borrower under any of the Senior Unsecured Notes or under any other agreement creating or evidencing Indebtedness in excess of $50,000,000, the Borrower shall cause such Subsidiary to guarantee the Obligations equally and ratably with any and all other obligations guaranteed by such Subsidiary pursuant to documentation acceptable to the Administrative Agent.

(b) If the Borrower shall create, assume or permit to exist any Lien upon any of its property or assets, or permit any Subsidiary (other than an Excluded Foreign Subsidiary) to create, assume, or permit any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than those Liens permitted by Section 6.02, the Borrower shall promptly cause the Obligations to be secured equally and ratably with (and with the same priority of) any and all other Indebtedness so secured by the Borrower or such Subsidiary pursuant to documentation acceptable to the Administrative Agent.

(c) In the event that the Borrower certifies to the Administrative Agent and the Lenders in writing that (i) all of the Senior Unsecured Notes and all other documents or agreements evidencing or otherwise relating to any Indebtedness of the Borrower or any Subsidiary do not contain any covenant or agreement similar to this Section 5.07 and (ii) no Indebtedness of the Borrower or any Subsidiary (other than an Excluded Foreign Subsidiary) is secured by Liens other than Liens permitted by Section 6.02, then this Section 5.07 shall automatically be deemed to have no further force or effect without any action of the parties hereto. If, subsequent to such certification from the Borrower, any agreement or document related to any Indebtedness of the Borrower or any Subsidiary (other than an Excluded Foreign Subsidiary) contains a covenant or agreement similar to this Section 5.07, then this Section 5.07 shall automatically be reinstated and shall be in full force and effect without any action of the parties hereto.

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Section 5.08 Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. If no Default exists, at the expense of the Administrative Agent and the Lenders, the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, subject to Section 10.12, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours, as often as reasonably requested. If a Default exists, at the expense of the Borrower, the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such times and as often as requested.

Section 5.09 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.10 Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans and Swingline Loans will be used only for (a) payment of fees and expenses payable in connection with the Transactions, and (b) working capital and other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support general corporate purposes of the Borrower and its Subsidiaries. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.11 New Material Subsidiaries and Additional Guarantors. (x) If the Borrower elects to join any Subsidiary that is not a Subsidiary Guarantor, including, but not limited to, any Excluded Foreign Subsidiary, as a party to the Guaranty Agreement, then the Borrower shall, or (y) if as of a fiscal quarter end a Subsidiary that is not party to the Guaranty Agreement is a Material Subsidiary (other than an Excluded Foreign Subsidiary, except to the extent elected pursuant to clause (x) above), then within 45 days after the end of such fiscal quarter (or such later date agreed to in writing by the Administrative Agent) the Borrower shall: (i) cause each such Subsidiary to become a party to the Guaranty Agreement pursuant to the execution and delivery of a Subsidiary Joinder Agreement (as defined in the Guaranty Agreement) or such other joinder agreement acceptable to the Administrative Agent in writing; (ii) cause each such Subsidiary to execute and/or deliver such other documentation as the Administrative Agent may reasonably request to (A) evidence the authority of each such Subsidiary to execute, deliver and perform the Guaranty Agreement and to evidence the existence and good standing of each such Subsidiary and (B) comply with the applicable “know your customer” rules and regulations, including the Patriot Act; and (iii) deliver a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel to each such Subsidiary covering the matters set forth in Sections 3.01, 3.02 and 3.03 of this Agreement and such other matters relating to each such Subsidiary and the Loan Documents as the Administrative Agent shall reasonably request. The Borrower requests each such counsel to deliver such opinions.

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Section 5.12 Further Assurances. The Borrower will, and will cause each Subsidiary Guarantor to, execute any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Loan Parties.

ARTICLE VI.

Negative Covenants

Until the Loan Obligations have been Fully Satisfied, the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks, and the Lenders that:

Section 6.01 Indebtedness; Certain Equity Securities. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents and other Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of the Borrower or any Subsidiary Guarantor owed to any Subsidiary that is not a Subsidiary Guarantor shall be subordinate to the Obligations on terms, and pursuant to documentation, reasonably satisfactory to the Administrative Agent;

(d) Guarantees by the Borrower or any Subsidiary of Indebtedness of the Borrower or any Subsidiary which is otherwise permitted by this Section 6.01;

(e) (i) Indebtedness of the Borrower and the Subsidiary Guarantors secured by fixed or capital assets (including equipment) or other assets acquired with purchase money indebtedness, including Capital Lease Obligations, (ii) Indebtedness of Subsidiaries of the Borrower that are not Subsidiary Guarantors (including Foreign Subsidiaries) owed to an unrelated third Person (other than any Receivable Securitization Outstandings) and (iii) other Indebtedness of Subsidiary Guarantors owed to an unrelated third Person; provided that the aggregate amount of Indebtedness permitted by this clause (e) at any time outstanding shall not exceed an amount equal to the greater of (x) $100,000,000 or (y) 5% of consolidated total assets of the Borrower and its Subsidiaries determined in accordance with GAAP as of the Effective Date, provided that, consolidated total assets of the Borrower and its Subsidiaries will be determined pursuant to the most recently delivered audited consolidated financial statements delivered in accordance with the terms of Section 5.01(a);

(f) Indebtedness arising in connection with Swap Agreements permitted by Section 6.07;

(g) to the extent constituting Indebtedness, deferred compensation payable to directors, officers or employees of the Borrower and the Subsidiaries;

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(h) cash management obligations and Indebtedness incurred by the Borrower or any Subsidiary in respect of netting services, overdraft protections and similar arrangements, in each case entered into in the ordinary course of business in connection with cash management and deposit accounts and not involving the borrowing of money; and

(i) Receivable Securitization Outstandings in an aggregate principal amount not to exceed $400,000,000;

(j) Indebtedness outstanding under any of the Senior Unsecured Notes on the Effective Date (but specifically excluding any extensions, renewals, refinancings or replacements of such Indebtedness);

(k) purchase money Indebtedness of the Borrower and the Subsidiaries to the extent such Indebtedness is incurred in the ordinary course of business on customary trade finance terms in connection with the acquisition of materials, supplies, components or equipment and related to projects of the Borrower and the Subsidiaries undertaken in the ordinary course of business; and

(l) unsecured Indebtedness of the Borrower in addition to that permitted by other provisions of this Section 6.01 provided that (i) no Default has occurred and is continuing at the time such unsecured Indebtedness is incurred or would result from the incurrence thereof and (ii) after giving pro forma effect to such unsecured Indebtedness, the Borrower shall be in compliance with the financial covenants set out in Article VII as calculated for the four fiscal quarter period most recently ended as if such unsecured Indebtedness had been incurred as of the first date of such four fiscal quarter period (and to the extent such Indebtedness bears interest at a floating rate, using the rate in effect at the time of calculation for the entire period of calculation).

The Borrower will not permit any Subsidiary to issue any preferred stock or other preferred Equity Interests unless such preferred Equity Interests are issued to and at all times owned by the Borrower or another Loan Party.

Section 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any fixed or capital asset (including equipment) prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other assets of the Borrower or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and (iv) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (d) shall not at any time exceed $50,000,000;

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(e) Liens on fixed or capital assets (including equipment), or other assets acquired with purchase money indebtedness, in each case acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by subclause (i) of Section 6.01(e), including Capital Lease Obligations, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

(f) (i) Liens on property of the Borrower or any of its Subsidiaries securing Indebtedness owing to a Loan Party permitted by Section 6.01(c) and (ii) Liens on property of any Subsidiary that is not a Material Subsidiary securing Indebtedness owing to any other Subsidiary that is not a Material Subsidiary permitted by Section 6.01(c);

(g) Liens securing Indebtedness of Foreign Subsidiaries permitted by subclause (ii) of Section 6.01(e) provided that such Liens encumber only assets of the Foreign Subsidiaries;

(h) Liens granted in connection with any Receivable Securitization Facility permitted hereunder on the receivables sold pursuant thereto (together with all collections and other proceeds thereof and any collateral securing the payment thereof), all right, title and interest in and to the lockboxes and other collection accounts in which proceeds of such receivables are deposited, the rights under the documents executed in connection with such Receivable Securitization Facility and in the Equity Interests issued by any special purpose entity organized to purchase the receivables thereunder;

(i) Liens on cash securing Indebtedness arising in connection with Swap Agreements permitted by Section 6.07;

(j) other Liens not otherwise permitted by this Section 6.02 provided that the aggregate book value of assets subject to the Liens permitted by this clause (j) does not exceed $10,000,000 at any time;

(k) Liens on materials, supplies, components or equipment acquired with purchase money indebtedness permitted to be incurred by clause (k) of Section 6.01, so long as (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such materials, supplies, components or equipment and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(l) customary call, buy-sell or similar rights negotiated on an arm’s length basis and granted to third-party joint venture partners in respect of Equity Interests of the applicable joint venture.

Section 6.03 Fundamental Changes.

(a) The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as a Dividing Person, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any

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Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Subsidiary Guarantor, is a Subsidiary Guarantor; (iii) any Subsidiary or the Borrower may merge into another Person in connection with an acquisition permitted by Section 6.04 (or otherwise consented to in accordance with Section 10.02) as long as the Subsidiary or the Borrower is the surviving Person and no Default exists or would result, (iv) any Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 6.05 (or otherwise consented to in accordance with Section 10.02) and (v) any Subsidiary may liquidate, dissolve or be transferred if the Borrower determines in good faith that such liquidation, dissolution or transfer is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and if such Subsidiary is a Subsidiary Guarantor, its assets are transferred to the Borrower or a Subsidiary Guarantor; provided that any such merger or Division involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or Division shall not be permitted unless also permitted by Section 6.04 or Section 6.05 (or otherwise consented to in accordance with Section 10.02); provided further that, notwithstanding anything to the contrary in this Agreement, any Subsidiary which is a Division Successor resulting from a Division of assets of a Material Subsidiary may not be deemed to be a non-Material Subsidiary at the time of or in connection with the applicable Division and shall be required to comply with the obligations set forth in Section 5.11 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.04 Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with, or as Division Successor pursuant to the Division of, any Person that was not a wholly owned Subsidiary prior to such merger or Division) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (each of the foregoing items is referred to herein as an “investment”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments existing on the date hereof and set forth on Schedule 6.04;

(c) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries;

(d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that such loans and advances shall be subject to the conditions set forth in Section 6.01(c);

(e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

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(f) notes and other non–cash consideration received as part of the purchase price of assets disposed of pursuant to Section 6.05;

(g) extension of trade credit, loans, notes receivable and other extensions of credit to subcontractors, suppliers or customers, each in the ordinary course of business;

(h) Swap Agreements permitted by Section 6.07;

(i) loans and advances to officers, directors, and employees of the Borrower and the Subsidiaries made in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes up to a maximum for all such loans and advances of $15,000,000 in the aggregate at any one time outstanding;

(j) endorsements of items for collection or deposit in the ordinary course of business;

(k) Borrower or a Subsidiary may purchase, hold or acquire (including pursuant to a merger) all the Equity Interests in a Person and may purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or all or substantially all of the assets of a division or branch of such Person, if, with respect to each such acquisition:

(i) Default. No Default exists or would result therefrom;

(ii) Pro Forma Compliance. The Borrower shall be in compliance with the covenants contained in Article VII on a pro forma basis for the four (4) fiscal quarter period then most recently ending (assuming that the incurrence or assumption of any Indebtedness in connection with the proposed purchase or acquisition occurred on the first day of such period and to the extent such Indebtedness bears interest at a floating rate, using the rate in effect at the time of calculation for the entire period of calculation); and

(iii) Delivery and Notice Requirements. Borrower shall provide to Administrative Agent, within five days after the consummation of any acquisition with a purchase price in excess of $50,000,000, the following: (A) notice of the acquisition and (B) a certificate signed by a Financial Officer of the Borrower certifying: (1) that after giving effect to the acquisition in question, all representations and warranties contained in the Loan Documents were true and correct on and as of the date of the closing of the acquisition with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties relate specifically to an earlier date (and such representations and warranties were true and correct as of such earlier date); (2) that no Default exists or will result from the acquisition; and (3) to the Borrower’s calculation of its compliance with clause (ii) of this clause (k);

(l) investments in the Equity Interests in the special purpose entities established in connection with any Receivable Securitization Facility provided that the aggregate amount of cash invested by the Borrower and its Subsidiaries in all such entities shall not exceed $5,000,000;

(m) other investments not otherwise permitted by this Section 6.04 provided that the aggregate book value of all investments made under the permissions of this clause (m) does not exceed $1,000,000 at any time;

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(n) in addition to the investments otherwise permitted by this Section 6.04, the Borrower and each Subsidiary may purchase, hold or acquire Equity Interests in or other securities or assets of, make loans or advances to, or make any other investment in, any other Person if (i) no Default exists or would result from the making of such acquisition, loan, advance or investment and (ii) the Borrower is in pro forma compliance with the financial covenants set forth in Article VII for the four fiscal quarter period most recently ended after giving effect to such acquisition, loan, advance or investment and after giving effect to any Indebtedness incurred in connection therewith; provided, any acquisition of all of the Equity Interests in a Person, or all or substantially all of the assets of a Person, shall be subject to the terms of clause (k) of this Section 6.04;

(o) purchases, acquisitions and mergers among the Borrower and the Subsidiary Guarantors, so long as in each case (i) there exists no Default and none would result from such transaction, and (ii) if the Borrower is party to any such transaction, the Borrower is the surviving entity; and

(p) so long as in each case there exists no Default and none would result from such transaction, purchases, acquisitions and mergers among Subsidiaries that are not Subsidiary Guarantors.

Section 6.05 Asset Sales. The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise Dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a) sales, leases (or subleases), licenses (or sublicenses) or other transfers and dispositions of inventory, used, worn-out, obsolete or surplus equipment, property, property no longer needed or useful, and Permitted Investments, each in the ordinary course of business, and sales of real estate to the extent such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property;

(b) sales, transfers and other dispositions of receivables, or undivided interests therein, together with all collections and other proceeds thereof and any collateral securing the payment thereof pursuant to any Receivable Securitization Facility;

(c) if Indebtedness under any of the Senior Unsecured Notes is outstanding, dispositions of certain business segments (other than domestic heating, cooling and refrigeration businesses) as long as (i) no Default exists or would result from the making of such disposition, (ii) the book value of assets disposed of by the Borrower and its Subsidiaries in any calendar year in reliance on this clause (c) does not exceed ten percent (10%) of consolidated net assets of the Borrower and its Subsidiaries, and (iii) the EBITDA attributable to the assets disposed of by the Borrower and its Subsidiaries in reliance on this clause (c) in any calendar year does not represent more than 5% of EBITDA of the Borrower and its Subsidiaries for the prior calendar year;

(d) if Indebtedness under any of the Senior Unsecured Notes is outstanding, other dispositions as long as (i) no Default exists or would result from the making of such disposition, (ii) the book value of assets disposed of by the Borrower and its Subsidiaries in any calendar year in reliance on this clause (d) does not exceed five percent (5%) of consolidated net assets of the Borrower and its Subsidiaries, and (iii) the EBITDA attributable to the assets disposed of by the Borrower and its Subsidiaries in reliance on this clause (d) in any calendar year does not represent more than 5% of EBITDA of the Borrower and its Subsidiaries for the prior calendar year;

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(e) if no Indebtedness under any of the Senior Unsecured Notes is outstanding, other dispositions of assets (including dispositions of certain businesses other than domestic heating, cooling and refrigeration businesses) as long as (i) no Default exists or would result from the making of such disposition and (ii) the total of any EBITDA attributable to the assets disposed of by the Borrower and its Subsidiaries in any calendar year in reliance on this clause (e) does not represent more than 20% of EBITDA of the Borrower and its Subsidiaries for the prior calendar year;

(f) so long as no Default exists or would result from taking such action, any sales, transfers, leases or other dispositions (i) among the Borrower and the Subsidiary Guarantors, (ii) solely between Subsidiaries of the Borrower that are not Subsidiary Guarantors, and (iii) made by Subsidiaries that are not Subsidiary Guarantors to the Borrower or Subsidiary Guarantors but only so long as each such transfer complies with Section 6.09;

(g) sales, transfers and other dispositions to the extent that each such sale, transfer or other disposition is part of a transaction permitted by Sections 6.03, 6.04, 6.06 and 6.08; and

(h) so long as no Default exists or would result from taking such action, dispositions made by Foreign Subsidiaries in connection with factoring arrangements of such Foreign Subsidiary, provided that in each case any Indebtedness of such Foreign Subsidiary incurred in connection with such factoring arrangement is permitted to be incurred under Section 6.01(e) (or otherwise consented to in accordance with Section 10.02);

provided that all sales, transfers, leases and other dispositions permitted under clauses (b), (c), (d), (e) and (h) above shall be made for fair value.

Notwithstanding the foregoing, the Borrower or any Subsidiary shall be permitted to make any sale, transfer, lease or disposition of any asset otherwise prohibited by this Section 6.05, if within one year of disposing of such asset, the Borrower or a Subsidiary of the Borrower applies or commits to apply an amount equal to the fair market value of such asset to: (a) redeem any of the Senior Unsecured Notes, (b) repay Indebtedness for borrowed money having a maturity of more than twelve (12) months (other than any Indebtedness owed to the Borrower or a Material Subsidiary), (c) acquire, construct, develop or improve properties, facilities, or equipment of (i) the Borrower, (ii) such Subsidiary that made such sale, transfer, lease or disposition or (iii) any Subsidiary Guarantor, or (d) any combination thereof.

Section 6.06 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (i) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset; and (ii) other sale and leaseback transactions, provided that any Indebtedness that may be incurred with any such sale and leaseback transaction is permitted under Section 6.01 (or otherwise consented to in accordance with Section 10.02) and the assets to be sold in connection with such sale and leaseback transaction are permitted to be sold pursuant to Section 6.05 (or otherwise consented to in accordance with Section 10.02).

Section 6.07 Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest–bearing liability or investment of the Borrower or any Subsidiary.

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Section 6.08 Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) Subsidiaries (i) may make Restricted Payments ratably with respect to their Equity Interests (or if not ratably, on a basis more favorable to the Loan Parties), (ii) may make Restricted Payments to Loan Parties, and (iii) that are not Subsidiary Guarantors may make Restricted Payments to other Subsidiaries that are not Subsidiary Guarantors; and (b) Borrower may make any Restricted Payment so long as no Default exists or would result from the making of such Restricted Payment and after giving effect to all transactions consummated in connection therewith. For the avoidance of doubt, so long as no Default exists or would result from therefrom, this Section 6.08 does not prohibit any of the actions specifically permitted by clauses (a) through (p) of Section 6.04.

Section 6.09 Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer (in a single transaction or a series of related transactions) property or assets having an aggregate book value in excess of $5,000,000 to, or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) property or assets having an aggregate book value in excess of $5,000,000 from, or otherwise engage in any other transactions with, any of its Affiliates (including Subsidiaries), except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Guarantors not involving any other Subsidiary or other Affiliate, (c) transactions among Subsidiaries that are not Subsidiary Guarantors and (d) any Restricted Payment or other transaction that is otherwise specifically permitted under another Section of this Article VI, except in each case those provisions that specifically require compliance with this Section 6.09.

Section 6.10 Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,

(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),

(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to leases and other contracts restricting the assignment thereof, or to agreement relating to the sale of a Subsidiary or any asset or property pending such sale, provided such restrictions and conditions apply only to the Subsidiary, asset or property that is to be sold and such sale is permitted hereunder,

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(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness,

(v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof,

(vi) the foregoing shall not apply to customary provisions in the documentation evidencing any Receivable Securitization Facility that impose restrictions only on the ability of the special purpose entity party thereto to declare, pay or set aside funds for the making of any distribution in respect of the Equity Interests issued by such special purpose entity,

(vii) the foregoing shall not apply to restrictions or conditions with respect to a Subsidiary that is not a Subsidiary on the Effective Date, provided that such restrictions or conditions (A) are in existence at the time such Person becomes a Subsidiary and are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary and (B) apply only to such Subsidiary and do not extend to the Borrower or any other Subsidiary or any of their respective assets,

(viii) the foregoing shall not apply to customary provisions contained in agreements entered into in connection with Indebtedness owed by any Foreign Subsidiary that impose restrictions on the ability of such Foreign Subsidiary to grant Liens on its property or to declare, pay or set aside funds for the making of any distribution in respect of the Equity Interests issued by such Foreign Subsidiary, and

(ix) the foregoing shall not apply to restrictions or conditions contained in agreements evidencing, or executed in connection with, unsecured Indebtedness permitted by Sections 6.01(j) and (l) as long as such agreements do not prohibit (A) the Obligations to be secured on a pari passu basis and (B) Liens on assets of the Borrower and its Subsidiaries on terms substantially similar to (and no more restrictive than) the terms of Section 6.02 hereof.

Section 6.11 Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents in a manner adverse to the Administrative Agent or the Lenders or (b) any of the Senior Unsecured Notes.

Section 6.12 Change in Fiscal Year. The Borrower will not change the manner in which the last day of its fiscal year is calculated.

ARTICLE VII.

Financial Covenants

Until the Loan Obligations have been Fully Satisfied, the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks, and the Lenders that:

Section 7.01 Leverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of Total Indebtedness as of such date to Adjusted EBITDA for the four (4) fiscal quarters then ended to exceed 3.50 to 1.00.

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Section 7.02 Interest Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of:

(a) EBITDA for the four (4) fiscal quarters then ended minus Capital Expenditures made by the Borrower and its Subsidiaries during such four (4) fiscal quarters; to

(b) the sum of Interest Expense for the Borrower and its Subsidiaries during such four (4) fiscal quarters minus total interest income received by the Borrower and its Subsidiaries during such four (4) fiscal quarters, to be less than 3.00 to 1.00.

ARTICLE VIII.

Events of Default

Section 8.01 Events of Default; Remedies. If any of the following events (“Events of Default”) shall occur:

(a) Principal Payments. the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) Interest, Fees, and other Payments. the Borrower shall fail to pay (i) any interest on any Loan or any fee payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (ii) any amount under this Agreement or any other Loan Document (other than principal, interest or fees), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days;

(c) Representations or Warranties. any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (except for any representation or warranty that is qualified by materiality, Material Adverse Effect or similar phrase which shall prove to be incorrect in any respect), when made or deemed made;

(d) Covenant Violation; Immediate Default. the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03(a) (with respect to the existence of the Borrower or any Material Subsidiary), 5.10 or 5.11 or in Article VI or in Article VII;

(e) Covenant Violation with Cure Period. any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 8.01), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the date on which the Chief Executive Officer, the General counsel, or a Financial Officer of such Loan Party becomes aware of such failure or (ii) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

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(f) Cross Payment Default. the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period);

(g) Cross Covenant Default. any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) Involuntary Bankruptcy. an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Voluntary Bankruptcy. the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Other Insolvency. the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) Judgments. one or more final judgments for the payment of money in an aggregate amount in excess of $75,000,000 (to the extent not covered by independent third-party insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l) ERISA Event. ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) Invalidity of Loan Documents. the Guaranty Agreement shall otherwise for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or the Borrower or any Subsidiary Guarantor shall so state in writing; or

(n) Change in Control. a Change in Control shall occur;

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then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower. In addition, if any Event of Default exists, the Administrative Agent may (and if directed by the Required Lenders, shall) foreclose or otherwise enforce any Lien granted to the Administrative Agent, for the benefit of the Lender Parties, to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents and exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Section 8.02 Performance by the Administrative Agent. If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, and shall at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the applicable Loan Party. In such event, the Borrower shall, at the request of the Administrative Agent promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the interest rate provided for in Section 2.12(d) from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.

Section 8.03 Limitation on Separate Suit. No suit shall be brought against any Loan Party on account of the Loan Obligations except by the Administrative Agent, acting upon the written instructions of the Required Lenders.

ARTICLE IX.

The Administrative Agent

Section 9.01 Appointment.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

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(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by

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that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 10.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

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(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

Section 9.02 Administrative Agent’s Reliance, Limitation of Liability, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Dollar Equivalent.

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(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.04, (ii) may rely on the Register to the extent set forth in Section 10.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 9.03 Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE

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APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Subject to Section 10.01(b), each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.04 The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 9.05 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have

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the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.06 Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it

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will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Section 9.07 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

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(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent, and each Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.08 Authorized Release of Subsidiary Guarantor. If:

(a) no Default exists or would result; and

(b) the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower requesting the release of a Subsidiary Guarantor, certifying that (A) no Default exists or will result from the release of the Subsidiary Guarantor; and (B) the Administrative Agent is authorized to release such Subsidiary Guarantor because the Equity Interest issued by such Subsidiary Guarantor or the assets of such Subsidiary Guarantor have been sold in a transaction permitted by Section 6.05 (including with the consent of the Required Lenders pursuant to Section 10.02(b));

then the Administrative Agent is irrevocably authorized by the Lender Parties, without any consent or further agreement of any Lender Party to release such Subsidiary Guarantor from all obligations under the Loan Documents. To the extent the Administrative Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Administrative Agent shall do so promptly upon request of the Borrower without the consent or further agreement of any Lender Party.

Section 9.09 Lender Affiliates Rights. By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Obligation is bound by the terms of the Loan Documents. But notwithstanding the foregoing: (a) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender; and (b) no Affiliate of any Lender that is owed any Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document.

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The Administrative Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Lender who is owed any Obligation. The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents. The Obligation owed to such Affiliate shall be considered the Obligation of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.

ARTICLE X.

Miscellaneous

Section 10.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower or to any Subsidiary Guarantor, to it at 2140 Lake Park Boulevard, Richardson, Texas, 75080, Attention of Rick Pelini, Vice President, Treasurer (Telecopy No. 972.497.6940);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A, 10 South Dearborn Street, 7th Floor, Chicago, IL 60603, Attention: Michael Stevens, Telephone: 1-312-732-6468, Telecopy: 844-490-5663, email: michael.r.stevens@chase.com and jpm.agency.cri@jpmorgan.com, and JPMorgan Chase Bank, N.A., 8181 Communications Pkwy, Plano, TX 75024, Attention: Jonathan Bennett, Executive Director, Telephone: 972-324-9048, Email: jonathan.r.bennett@jpmorgan.com;

(iii) if to JPMorgan Chase Bank, N.A. in its role as an Issuing Bank, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 7th Floor, Chicago, IL 60603; Attention: Letters of Credit Team, Telephone: 855-609-0059, Telecopy: 214-307-6874, email: Chicago.LC.Agency.Activity.Team@jpmchase.com;

(iv) if to any other Issuing Bank, to it at (A) in the case of Bank of America, N.A., in its role as an Issuing Bank, to Bank of America, N. A., at 901 Main Street, 10th floor, Dallas, TX 75202; Attention: Allison Connally, Telephone: 214 209-1425; Telecopy: 312 453-3828, (B) in the case of Wells Fargo Bank, N.A., in its role as an Issuing Bank, to Wells Fargo Bank, N.A. at 4975 Preston Park Boulevard Ste. 280, Plano, TX 75093; Attention: Ronald Harrison, Telephone: 972-599-5306, (C) in the case of MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), in its role as an Issuing Bank, to MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) at 601 Carlson Parkway, Suite 1275, Minnetonka, MN 55305; Attention: Scott Ackermann, Telephone: 952-473-7894; Telecopy: 952-473-5152 and (D) in the case of U.S. Bank National Association at 13737 Noel Road, Suite 800, Dallas, TX 75240; Attention: James Austin, Telephone: 972-581-1644;

(v) if to any of the Swingline Lenders, to it at (A) in the case of JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 7th Floor, Chicago, IL 60603, Attention: Michael Stevens, Telephone: 1-312-732-6468, Telecopy: 844-490-5663, email: michael.r.stevens@chase.com and jpm.agency.cri@jpmorgan.com and (B) in the case of any other Swingline Lender at such address as directed by such Swingline Lender; and

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(vi) if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II (except for any notices delivered pursuant to the terms and conditions of Section 2.13) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto.

Section 10.02 Waivers; Amendments.

(a) No Waiver; Rights Cumulative. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

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(b) Amendments. Subject to Section 2.13(b) and (c) and Section 10.02(c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except

(i) pursuant to an amendment or modification to this Agreement (including, without limitation, amendments to this Section 10.02), any other Loan Documents (including additional Loan Documents) as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.19 with the consent of the Administrative Agent, the Borrower and the applicable Incremental Lenders, as appropriate, including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Revolving Commitment Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to provide for tranche voting under Section 10.02(b) for matters relating to the Incremental Term Loan, or the Revolving Loans, as applicable, (3) to include the Incremental Term Loan Commitments and the Revolving Commitment Increases, as applicable, or outstanding Incremental Term Loans and outstanding Revolving Commitment Increases, as applicable, in any determination of (A) Required Lenders or (B) similar required lender terms applicable thereto and (4) make such other changes as necessary to effectuate the intent of Section 2.19; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Commitment or any increase in any Lender’s Applicable Percentage, in each case, without the written consent of such affected Lender; provided, further, that each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into any such amendments or modifications to this Agreement described in this Section 10.02(b)(i), and

(ii) pursuant to a waiver, consent or agreement in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders;

provided that, in each case of clauses (i) and (ii), no such waiver, consent or agreement shall

(A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), or waive a condition to Borrowing or to the issuance of a Letter of Credit without the written consent of the Required Revolving Lenders,

(B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby,

(C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Loan Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby,

(D) change Section 2.08(c) in a manner that would alter the manner in which commitments of any Class are reduced, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, or change the order of application of any reduction in the Commitments or prepayment or payment of Loans among the different facilities and incremental facilities in any manner that materially and adversely affects any tranche or Class without the written consent of the majority of the holders of each such tranche that is materially and adversely affected thereby (such majority to be determined in a manner consistent with the methodology used in the definition of Required Revolving Lenders),

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(E) change Section 2.17(b), (c) or (f) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender),

(F) change any of the provisions of this Section or the definition of “Required Lenders”, “Loan Party”, “Required Revolving Lenders” or “Obligation” (or any term defined therein) or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby,

(G) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), or

(H) release any Loan Party from its obligation under the Guaranty Agreement (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender);

provided further that (1) no such waiver, consent or agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lenders, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, each Issuing Bank and the Swingline Lenders); (2) the consent of the Required Lenders shall not be required for any change to any fee letter, any Letter of Credit application or other agreement or instrument required by any Issuing Bank related to the issuance of a Letter of Credit by such Issuing Bank, any agreement related to Swap Agreement Obligations or any agreement related to Deposit Obligations and (3) any amendment, waiver or consent that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

(c) Administrative Corrections. Notwithstanding anything to the contrary herein, the Administrative Agent and applicable Loan Parties may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and such amendment shall become effective without any further consent of any other party to such Loan Document; provided that the Administrative Agent shall give each Lender notice of any such amendment, modification or supplement.

Section 10.03 Expenses; Indemnity; Damage Waiver.

(a) Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented

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out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks, any Swingline Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Banks, and any Swingline Lender and the fees, charges and disbursements of one primary counsel for the Lenders other than the Administrative Agent in its capacity as a Lender (absent an actual or perceived conflict of interest, in which case the Borrowers shall pay the fees, charges, and disbursements of one separate counsel for each of the Lender groups so affected) and one local counsel in each appropriate jurisdiction, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder (provided that if an actual or perceived conflict of interest exists, the Borrower shall pay the fees, charges, and disbursements of one separate counsel for each of the Lender groups so affected), including in each case all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnity. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE AND DOCUMENTED FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THE PRIOR CREDIT AGREEMENT, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES TO THE LOAN DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) THE FAILURE TO PAY ANY LC DISBURSEMENT DENOMINATED IN A FOREIGN CURRENCY IN WHICH SUCH LETTER OF CREDIT WAS ISSUED, (IV) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER OR ANY OF THE SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (V) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT SUCH CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER OR ITS EQUITY HOLDERS, AFFILIATES, CREDITORS OR ANY OTHER THIRD PERSON AND WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OF, WILLFUL MISCONDUCT OF, OR BREACH IN BAD FAITH OF THE LOAN DOCUMENTS BY, SUCH INDEMNITEE AND ANY DISPUTE SOLELY AMONG THE INDEMNITIES AND NOT

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ARISING OUT OF ANY ACT OR OMISSION OF ANY LOAN PARTY (OTHER THAN ANY DISPUTES AGAINST THE ADMINISTRATIVE AGENT OR ANY OTHER AGENT OR JOINT LEAD ARRANGER IN ITS CAPACITY AS SUCH). THIS SECTION 10.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS OR DAMAGES ARISING FROM ANY NON-TAX CLAIM. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE. THE BORROWER AND EACH OF ITS SUBSIDIARIES WAIVE ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE EFFECTIVE DATE THAT RELATE TO THE PRIOR CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(c) Lender’s Agreement to Pay. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Banks or the Swingline Lenders, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or any Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon the sum of (i) its share of Revolving Commitments at such time (or if the Revolving Commitments have terminated or expired, its share of the Revolving Commitments most recently in effect, giving effect to any assignments) and (ii) its Term Loan Amount or its initial term loan amount set forth in the Assignment and Assumption with respect to which it became a Lender, giving effect to any assignments.

(d) Waiver of Damages. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower or any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) of this Section shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payment. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor.

Section 10.04 Successors and Assigns.

(a) Successors and Assigns. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit, any Affiliate of a Lender

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who is owed any of the Obligations and any Indemnitee), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit, any Affiliate of a Lender who is owed any of the Obligations and any Indemnitee), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignment. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of the Term Loan, any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment or an Affiliate of a Lender or an Approved Fund;

(C) the Issuing Banks, provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of the Term Loan, any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment or an Affiliate of a Lender or an Approved Fund; and

(D) each Swingline Lender, provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of the Term Loan, any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment or an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default exists;

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(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

For the purposes of this Section 10.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Notwithstanding the foregoing, no assignment under this Section 10.04 shall be made to (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (y) any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03, subject to the requirements and limitations therein). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants,

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the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement or any other Loan Document, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Participations.

(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lenders, sell participations to one or more banks or other entities, other than (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (y) any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b)(ii) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f) and (g) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, unless the participation occurred with the prior written consent of the Borrower. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the

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extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Pledge. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Loan Obligations have been Fully Satisfied. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness; Amendment and Restatement; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent embody the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no unwritten oral agreements among the parties hereto. This Agreement amends and restates in its entirety the Prior Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the Indebtedness outstanding in connection with the Prior Credit Agreement nor does it constitute a novation with respect to such Indebtedness. For all matters arising prior to the Effective Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Prior Credit Agreement and the “Loan Documents” as defined in the Prior Credit Agreement (as each is unmodified by this Agreement) shall control and are hereby ratified and confirmed. The Borrower represents and warrants that as of the Effective Date there are no claims or offsets against or defenses or counterclaims to its obligations under the Prior Credit Agreement or any of the other Loan Documents. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary

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Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this

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Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

(b) Jurisdiction. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANKS OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Banks or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the applicable Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers, including league table providers, to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

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EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.13 Maximum Interest Rate.

(a) Limitation to Maximum Rate; Recapture. No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the “Contract Rate”) for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term “Maximum Rate” means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicted rate ceiling described in, and computed in accordance with Section 303.003 of the Texas Finance Code.

(b) Cure Provisions. No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount

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permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

Section 10.14 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any other Loan Party, any of their respective Equity Interest holders or any other Person.

Section 10.15 No Fiduciary Duty.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Lender Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Lender Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Lender Party based on an alleged breach of fiduciary duty by such Lender Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Lender Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Lender Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Lender Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Lender Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Lender Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Lender Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Lender Party of services for other companies, and no Lender Party will furnish any such information to other companies. The Borrower also acknowledges that no Lender Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

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Section 10.16 Equitable Relief. The Borrower recognizes that in the event the Borrower or any other Loan Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. The Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.17 Construction. The Borrower, each other Loan Party (by its execution of the Loan Documents to which it is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

Section 10.18 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 10.19 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Party, which information includes the name and address of the Loan Party and other information that will allow such Lender to identify the Loan Party in accordance with the Patriot Act.

Section 10.20 Judgment Currency. This is a loan transaction in which the specification of a foreign currency or Dollars is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in one currency hereunder (the “Original Currency”) shall not be discharged by an amount paid in another currency (the “Other Currency”), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by a party hereto of the full amount of the Original Currency payable to such party. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall apply shall be as described in clause (b) of the definition of “Dollar Equivalent”. The obligation of the Borrower and the Subsidiaries in respect of any such sum due from it to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document (in this Section 10.20 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase the Original Currency with the amount of the judgment currency so adjudged to be due; and the Borrower, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Page 107

Section 10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Page 108

[Remainder of Page Intentionally Left Blank.]

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Page 109

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LENNOX INTERNATIONAL INC., as the Borrower

By:	/s/ Richard A. Pelini
Richard A. Pelini, Vice President and Treasurer

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

JPMORGAN CHASE BANK, N.A. individually as a Lender and as the Administrative Agent

By:	/s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Allison W. Connally
Name: Allison W. Connally
Title: Senior Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Ashley Nichols
Name: Ashley Nichols
Title: Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

MUFG Bank, Ltd., as a Lender

By:	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kara P. Van Duzee
Name: Kara P. Van Duzee
Title: Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ R. Ruining Nguyen
Name: R. Ruining Nguyen
Title: SVP

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

Regions Bank, as a Lender

By:	/s/ Claudia Biedenharn
Name: Claudia Biedenharn
Title: Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

Truist Bank, as a Lender

By:	/s/ Sheryl Squires Kerley
Name: Sheryl Squires Kerley
Title: Director

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Kevin McCarthy
Name: Kevin McCarthy
Title: Director

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK LENDER, as a Lender

By:	/s/ Kathy Magee
Name: Kathy Magee
Title: Senior Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

BOKF, N.A. dba Bank of Texas, as a Lender

By:	/s/ Nathaniel Jacks
Name: Nathaniel Jacks
Title: Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

The Northern Trust Company, as a Lender

By:	/s/ Will Hicks
Name: Will Hicks
Title: Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

Comerica Bank,
as a Lender

By:	/s/ John Smithson
Name: John Smithson
Title: Vice President

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT, Signature Page

SCHEDULE 1.01

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY

AGREEMENT EXISTING LETTERS OF CREDIT

Issuing bank	LC Number	Amount	Beneficiary	Purpose
Chase	CDCS-812901	$1,944,699.00	ACE American Insurance Company	Kemper ‘91-‘01 WC
Chase	D-218869	$464,041.00	ACE American Insurance Company	ACE ‘96 - ‘99
Chase	D-218998	$10,000.00	Lumberman’s Underwriting Alliance	LHP Workers Comp

	Total	$2,418,740.00

SCHEDULE 2.01(A)

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

COMMITMENTS

Lender	Revolving Commitment
1. JPMorgan Chase Bank, N.A.	$90,000,000.00
2. Bank of America, N.A.	$90,000,000.00
3. Wells Fargo Bank, N.A.	$90,000,000.00
4. MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	$90,000,000.00
5. U. S. Bank National Association	$90,000,000.00
6. PNC Bank, National Association	$62,500,000.00
7. Regions Bank	$62,500,000.00
8. Truist Bank	$62,500,000.00
9. The Bank of Nova Scotia	$22,500,000.00
10. Zions Bancorporation, N.A. dba Amegy Bank Lender	$22,500,000.00
11. BOKF, N.A. dba Bank of Texas	$22,500,000.00
12. The Northern Trust Company	$22,500,000.00
13. Comerica Bank	$22,500,000.00

TOTAL	$750,000,000

SCHEDULE 2.01(B)

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

SWINGLINE COMMITMENTS

Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	$65,000,000.00

TOTAL	$65,000,000

SCHEDULE 2.01(C)

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

TERM LOAN AMOUNTS

Lender	Term Loan Amount
1. JPMorgan Chase Bank, N.A.	$17,722,222.26
2. Bank of America, N.A.	$17,722,222.21
3. Wells Fargo Bank, N.A.	$17,722,222.21
4. MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	$17,722,222.21
5. U. S. Bank National Association	$13,291,666.67
6. PNC Bank, National Association	$13,291,666.67
7. Regions Bank	$13,291,666.67
8. Truist Bank	$10,069,444.45
9. The Bank of Nova Scotia	$4,833,333.33
10. Zions Bancorporation, N.A. dba Amegy Bank Lender	$4,833,333.33
11. BOKF, N.A. dba Bank of Texas	$4,833,333.33
12. The Northern Trust Company	$4,833,333.33
13. Comerica Bank	$4,833,333.33

TOTAL	$145,000,000

SCHEDULE 3.12

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY

MATERIAL SUBSIDIARIES

Material Subsidiary	Jurisdiction	Ownership
Allied Air Enterprises LLC	Delaware	Lennox Industries Inc. (100%)

Advanced Distributor Products LLC	Delaware	Heatcraft Inc. (100%)

Heatcraft Inc.	Delaware	Borrower (100%)

Heatcraft Refrigeration Products LLC	Delaware	Heatcraft Inc. (100%)

Lennox Global LLC	Delaware	Lennox Industries Inc. (100%)

Lennox Industries Inc.	Delaware	Borrower (100%)

Lennox National Account Services LLC	Florida	Lennox Industries Inc. (100%)

LGL Europe Holding Co.	Delaware	Lennox Global Ltd. Lennox Industries Inc. (collectively, 100%)

Lennox Switzerland GmbH	Switzerland	LGL Holland B.V. (100%)

SCHEDULE 6.01

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY

EXISTING INDEBTEDNESS

Indebtedness owing to BTMU Capital Leasing & Finance, Inc. arising in connection with the Synthetic Lease in the initial amount of $41,202,994 (the “Synthetic Lease”).

Indebtedness of up to 10 million Euros owed by LGL Holland B.V. to Bank of America, National Association Amsterdam Branch under an uncommitted credit facility initially dated April 17, 2012 and subsequently amended.

Amounts owed in connection with Tift County Development Authority Industrial Development Revenue Bonds (Heatcraft Refrigeration Products LLC Project), in the initial amount of US$12.7 million.

Up to $5.0 million of guarantees (or the equivalent in other currencies) by Heatcraft Inc. of loan obligations related to credit lines for the benefit of Frigus-Bohn, Sociedad Anonima de Capital Variable and Bohn de Mexico, Sociedad Anonima de Capital Variable, as borrowers and Corporacion Frigus-Therme, Sociedad Anonima de Capital Variable, as joint obligor.

SCHEDULE 6.02

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY

EXISTING LIENS

The obligations of the Borrower under the Synthetic Lease (as defined in Schedule 6.01) and under related documents which are purportedly secured by a pledge of, and a purported Lien on, Lessee’s interest in the property leased pursuant to such Synthetic Lease.

Any call, buy-sell or similar rights granted to joint venture partners in respect of equity of the applicable joint venture.

Liens on the tools, special machinery, dies, molds, forms, cells and other items referenced in a Delaware DCC financing statement initially filed by Dienamic Tooling Systems, Inc. on May 12, 2014 (initial filing number: 2014-1865013), and any amendments or continuations.

Liens referenced in a Delaware UCC financing statement initially filed by JPMorgan Chase Bank, N.A. on August 16, 2001 (initial filing number: 20010852025) and subsequently assigned to Bank of America, N.A., and any amendments or continuations.

SCHEDULE 6.04

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

EXISTING INVESTMENTS

1.	An approximate 25% common stock ownership interest in Alliance Compressor LLC, a joint venture engaged in the manufacture and sale of compressors.

2.	50% common stock ownership in Frigus-Bohn S.A. de C.V. and Bohn de Mexico, S.A. de C.V., a Mexican joint venture that produces and distributes unit coolers and condensing units.

SCHEDULE 6.10

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

EXISTING RESTRICTIONS

1.

Amended and Restated Receivables Purchase Agreement initially dated as of November 18, 2011, by and among Lennox Industries Inc., LPAC Corp., Victory Receivables Corporation, as a Purchaser, The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as Administrative Agent, a Liquidity Bank and the BTMU Purchaser Agent, and PNC Bank, National Association, as a Liquidity Bank, and the PNC Purchaser Agent, as amended from time to time.

2.	Senior Unsecured Notes.

3.	The Synthetic Lease (as defined in Schedule 6.01) and the documents executed in connection therewith.

4.	Any restrictions in documents described in Schedules 6.01, 6.02 and 6.04.

EXHIBIT A

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION

EXHIBIT A, Cover Page

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Lennox International Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2020 among Lennox International Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

ASSIGNMENT AND ASSUMPTION, Page 1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and their respective affiliates, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

ASSIGNMENT AND ASSUMPTION, Page 2

[Consented to and][3] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:][4]

[NAME OF RELEVANT PARTY]

By:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lenders, Issuing Banks) is required by the terms of the Credit Agreement.

ASSIGNMENT AND ASSUMPTION, Page 3

ANNEX 1

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

PROVIDED TO LENNOX INTERNATIONAL INC.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender or any of their respective Related Parties, (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

STANDARD TERMS AND CONDITIONS TO THE ASSIGNMENT AND ASSUMPTION, Page 1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

STANDARD TERMS AND CONDITIONS TO THE ASSIGNMENT AND ASSUMPTION, Page 2

EXHIBIT B

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

COMPLIANCE CERTIFICATE

EXHIBIT B, Cover Page

COMPLIANCE CERTIFICATE

for the

quarter ending __________ __, _____

To:	JPMorgan Chase Bank, N.A.
Loan and Agency Services Group
10 South Dearborn Street, 7th Floor
Chicago, IL 60603
Attention: Michael Stevens
Telephone: 312-732-6468
Telecopy: 844-490-5663
and each Lender

Ladies and Gentlemen:

This Compliance Certificate (the “Certificate”) is being delivered pursuant to Section 5.01(c) of that certain Seventh Amended and Restated Credit Facility Agreement (as amended, the “Agreement”) dated as of July 30, 2020, among Lennox International Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

The undersigned, an authorized financial officer of the Borrower in his capacity as such financial officer and not in his individual capacity, does hereby certify to the Administrative Agent and the Lenders that:

1.	DEFAULT

No Default has occurred or, if a Default has occurred, I have described on the attached Exhibit A the nature thereof and the steps taken or proposed to remedy such Default.

Compliance
2. SECTION 5.01 - Financial Statements

(a) Annual audited financial statements of the Borrower on a consolidated basis within 90 days after the end of each fiscal year end (together with Compliance Certificate).		Yes	No	N/A

(b)   Quarterly unaudited financial statements of the Borrower on a consolidated basis within 45 days after the end of the first three fiscal quarters of each fiscal year (together with Compliance Certificate).

		Yes	No	N/A

3. SECTION 7.01 - Leverage Ratio

(a) Total Indebtedness as of fiscal quarter end	$________

(i) Principal amount of all obligations for borrowed money (including Revolving Loans and outstanding Term Loan)	$________

COMPLIANCE CERTIFICATE, Page 1

(ii) Conditional sale or title retentions	$________
(iii) Deferred purchase price	$________
(iv) Obligations of others secured by a Lien	$________
(v) Capital Lease Obligations	$________
(vi) Obligations related to banker’s acceptances	$________
(vii) Total	$________

(b) Adjusted EBITDA (from Schedule 1)	$________

(c) Line 3(a) ÷ Line 3(b)	_____ to 1.00

(d) Maximum Leverage Ratio permitted by Credit Agreement	3.50 to 1.00	Yes	No

4. SECTION 7.02 - Interest Coverage Ratio

(a) EBITDA for last four fiscal quarters	$________
(b) Capital Expenditures for last four fiscal quarters	$________
(c) Interest Expense of the Borrower and its Subsidiaries for last four fiscal quarters	$________
(d) Total interest income received during last four fiscal quarters	$________

(e) Interest Coverage Ratio (lines (4(a) - (b)) / (4(c) - (d)))	___ to 1.00

(f) Minimum Interest Coverage Ratio permitted by Credit Agreement	3.00 to 1.00	Yes	No

5. Determination of Applicable Rate

(a) Moody’s Rating, S&P Rating and Fitch Rating

(b) If adjustment required, set forth below new margins and fees (see Schedule 2)

(i) ABR Spread	_______%
(ii) Commitment Fee Rate	_______%
(iii) Eurodollar Spread	_______%
(iv) Eurodollar Daily Floating Rate Spread	_______%

6.	ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

7.	FINANCIAL STATEMENTS

The financial statements attached hereto were prepared in accordance with GAAP, except where expressly noted therein, and fairly present in all material respects (subject to year end audit adjustments and absence of footnotes) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

COMPLIANCE CERTIFICATE, Page 2

8.	CONFLICT

In the event of conflict between this Certificate and the Credit Agreement, the Credit Agreement shall control.

9.	REVOLVING EXPOSURE

The Total Revolving Exposure of all Lenders does not exceed the then existing total Revolving Commitments of all Lenders.

IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the date first written above.

LENNOX INTERNATIONAL INC.

By:
Name:
Title:

COMPLIANCE CERTIFICATE, Page 3

SCHEDULE 1

TO

COMPLIANCE CERTIFICATE

(1) Consolidated Net Income.

Net income (loss) determined in accordance with GAAP	$	___________

(2) EBITDA.
For the Borrower and its Subsidiaries:
(a) Consolidated Net Income (from line 1)	$	___________
(b) the total of the following to the extent deducted from Consolidated Net Income:
(i) income and franchise taxes,	$	___________
(ii) Interest Expense,	$	___________
(iii) amortization and depreciation expense,	$	___________
(iv) non-cash charges resulting from the application of GAAP that requires a charge against earnings for the impairment of assets (including goodwill);	$	___________
(v) any non-cash expenses that arose in connection with the grant of stock options or other equity based awards to officers, directors, consultants, and employees of the Borrower and its Subsidiaries;	$	___________
(vi) any non-recurring charges which relate to the discontinuance of Subsidiary operations;	$	___________

(vii) any non-recurring charges which relate to restructuring and severance activities; provided, that the total cash amount of such charges shall not exceed $20,000,000 during any four fiscal quarter period (not taking into account any cash charges under (viii) below)

	$	___________

(viii) any non-recurring charges which relate to the refinance of the lease of the Borrower’s headquarters building located at 2140 Lake Park Blvd., Richardson, Texas; provided, that the total cash amount of such charges shall not exceed $15,000,000 during the term of this Agreement;

	$	___________
(ix) any non-cash loss (or minus any gain) associated with the sale of assets not in the ordinary course of business,
(x) extraordinary loss or other items (or minus any extraordinary gain or income);	$	___________
(xi) any non-cash loss (or minus any non-cash gain) related to financial instrument hedges (other than foreign currency hedges)	$	___________
(xii) the cumulative non-cash effects of changes in accounting policies,	$	___________
(xiii) any non-cash charges related to settlement or curtailment charges for pension plans

(xiv) fees and out-of-pocket expenses incurred in connection with or reasonably related to the consummation of the Agreement, the Prior Credit Agreement and the “Prior Credit Agreement” (as defined in the Prior Credit Agreement)

Total (lines (i) through (xiv))	$	___________
(c) cash payments made in such period related to a non-cash expense (other than with respect to restructuring activities) added to Consolidated Net Income in a previous period.	$	___________

SCHEDULE 1 to Compliance Certificate, Page 1

(d) EBITDA: Lines 2(a) plus 2(b) minus 2(c)			$	___________

(3) Adjusted EBITDA.
(a) EBITDA (from Line 2(e))	$	___________
(b) EBITDA from Prior Targets for periods prior to Acquisitions	$	___________
(c) EBITDA for prior Companies and Prior Assets	$	___________
(d) Total Adjusted EBITDA: Line 3(a) plus 3(b) minus 3(c)			$	___________

SCHEDULE 1 to Compliance Certificate, Page 2

SCHEDULE 2

TO

COMPLIANCE CERTIFICATE

Moody’s/S&P/Fitch Ratings	ABR Spread	Eurodollar Spread	Eurodollar Daily Swingline Spread	Commitment Fee Rate
Category 1 ≤ Ba1/BB+/BB+	1.00%	2.00%	2.00%	0.375%
Category 2 =Baa3/BBB-/ BBB-	0.75%	1.75%	1.75%	0.30%
Category 3 =Baa2/BBB/ BBB	0.50%	1.50%	1.50%	0.25%
Category 4 =Baa1/BBB+/ BBB+	0.375%	1.375%	1.375%	0.225%
Category 5 > A3/A-/A-	0.25%	1.25%	1.25%	0.20%

SCHEDULE 2 to Compliance Certificate, Page 1

EXHIBIT C

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

GUARANTY AGREEMENT

EXHIBIT C, Cover Page

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

WHEREAS, LENNOX INTERNATIONAL INC. (the “Borrower”) has entered into that certain Seventh Amended and Restated Credit Facility Agreement dated July 30, 2020 among Borrower, the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders (the “Administrative Agent”) (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

WHEREAS, this Guaranty Agreement amends and restates that certain Sixth Amended and Restated Subsidiary Guaranty Agreement dated as of August 30, 2016 executed by the Guarantors in favor of Bank of America, N.A., as administrative agent, in its entirety;

WHEREAS, the execution of this Guaranty Agreement is a condition to the Administrative Agent’s and each Lender’s obligations under the Credit Agreement;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Subsidiaries and any Subsidiary hereafter added as a “Guarantor” hereto pursuant to a Subsidiary Joinder Agreement (the “Subsidiary Joinder Agreement”) in the form attached hereto as Exhibit A or such other form acceptable in writing to the Administrative Agent (individually a “Guarantor” and collectively the “Guarantors”), hereby irrevocably and unconditionally guarantees to the Lender Parties the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

1. Guaranteed Indebtedness. The term “Guaranteed Indebtedness”, as used herein, means all of the Obligations, as defined in the Credit Agreement. The “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

2. Contribution Agreement. The Guarantors together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement or under the other Loan Documents (a “Funding Guarantor”) that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Loan Documents in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Adjusted Maximum Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 1

obligations of such Contributing Guarantor under this Guaranty Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty Agreement (including, without limitation, in respect of this paragraph 2) and the other Loan Documents. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

3. Absolute and Irrevocable Guaranty. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against any Lender Party or any other party, or which any Guarantor may have against Borrower, any Lender Party or any other party, shall be available to, or shall be asserted by, any Guarantor against any Lender Party or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof other than Full Satisfaction of the Obligations. If the payment of any amount of principal of, interest with respect to or any other amount constituting the Guaranteed Indebtedness, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Loan Party for any reason, then the Guaranteed Indebtedness and all terms and provisions of this Guaranty Agreement will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

4. Rights Cumulative. If a Guarantor becomes liable for any indebtedness owing by Borrower to any Lender Party by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Lender Parties hereunder shall be cumulative of any and all other rights that any Lender Party may ever have against such Guarantor. The exercise by any Lender Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5. Agreement to Pay Guaranteed Indebtedness. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to Administrative Agent, without notice or demand, in lawful currency of the United States of America, and it shall not be necessary for Administrative Agent or any other Lender Party, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by Administrative Agent and any other Lender Party with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor. Notwithstanding the foregoing, upon payment by such Guarantor of any sums to Administrative Agent or any other Lender Party hereunder, all rights of such Guarantor against Borrower, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, contribution or otherwise shall in all respects be subordinate and junior in right of payment to the prior Full Satisfaction of the Obligations. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Indebtedness in the order provided for in Section 2.17(f) of the Credit Agreement.

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 2

6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent or any other Lender Party.

7. Obligations Not Impaired. Each Guarantor hereby agrees that its obligations under the Loan Documents shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Administrative Agent or any other Lender Party to Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Administrative Agent or any other Lender Party to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Administrative Agent or any other Lender Party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Administrative Agent or any other Lender Party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Administrative Agent or any other Lender Party to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other Guarantor (other than the Full Satisfaction of the Obligations).

8. Limitation on Obligations of Swiss Guarantors. Notwithstanding any other provision of this Guaranty Agreement or any other Loan Document, the obligations of a Guarantor incorporated or established under the laws of Switzerland (a “Swiss Guarantor”) hereunder and thereunder is at all times subject to the following limitations and requirements (which limitations and requirements also apply to all of the Swiss Guarantor’s joint liability, indemnities, guarantees and collateral for debt of, or other obligations to grant economic benefits to, its respective direct or indirect parent companies or sister companies, e.g., by way of restrictions of the Swiss Guarantor’s rights of set-off or subrogation or of its obligation to subordinate or waive claims, in each case as may be applicable, under any Loan Document):

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 3

(a) If and to the extent (i) a Swiss Guarantor becomes liable under this Guaranty Agreement or other Loan Document for obligations of the direct or indirect parent companies (up-stream) or sister companies (cross-stream) of the Swiss Guarantor, “Restricted Obligations”) and (ii) if complying with such liability obligation would, under Swiss corporate law (among others, prohibiting capital repayments (Einlagerückgewähr), restricting profit distributions (Gewinnausschüttung) or protecting the legally protected reserves (gesetzlich geschützte Reserven)) not be permitted or otherwise be restricted at such time, then the Swiss Guarantor’s liability for Restricted Obligations shall be limited to the maximum amount of such Swiss Guarantor’s freely disposable quotaholder equity at the time or times of enforcement (the “Maximum Amount”). Such limitation shall only apply if and to the extent it is required under applicable Swiss mandatory law at the time of enforcement of a Swiss Guarantor’s liability for Restricted Obligations and provided that such limitation shall not (generally or definitively) affect the obligations of the Swiss Guarantor under this Guaranty Agreement or other Loan Document and not free the Swiss Guarantor from its liability in excess of the Maximum Amount, but merely postpone the time of enforcement until such times when application towards discharging the Restricted Obligations is permitted under then applicable Swiss law. The Maximum Amount of freely disposable quotaholder equity shall be determined in accordance with applicable Swiss law and accounting principles, and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of the Swiss Guarantor on the basis of an audited balance sheet as of that time (including, if applicable and permitted by applicable Swiss law, an interim audited balance sheet).

(b) If a Swiss Guarantor making a payment in respect of Restricted Obligations under this Guaranty Agreement or any other Loan Document is obliged to withhold tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer) (“Swiss Withholding Tax”) in respect of such payment, the Swiss Guarantor shall:

(i) use its commercially reasonable efforts to procure (and cause its parent company and other relevant Affiliates to fully cooperate in any such procurement) that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(ii) if the notification procedure pursuant to paragraph (i) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to paragraph (i) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);

(iii) promptly notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 4

(iv) in the case of a deduction of Swiss Withholding Tax, use its commercially reasonable efforts to ensure that any person other than the Administrative Agent, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (x) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), (y) pay to the Administrative Agent upon receipt any amounts so refunded; and (z) if the Holders are entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment and if requested by the Administrative Agent, provide the Administrative Agent those documents that are required by law and applicable tax treaties to be provided by the payer of such tax in order to enable the Holder to prepare a claim for refund of Swiss Withholding Tax; and

(v) to the extent such a deduction is made, shall not be obliged to either gross-up or indemnify any party under this Guaranty Agreement or other Loan Document, unless such payment is permitted under the laws of Switzerland then in force. This paragraph (v) is without prejudice to the gross-up or indemnification obligations of the Company or the Guarantors (other than the Swiss Guarantor).

(c) If a Swiss Guarantor is obliged to withhold Swiss Withholding Tax in accordance with paragraph (b) above, and if the Maximum Amount is not fully utilized, the Administrative Agent shall be entitled to further enforce this Guaranty Agreement and any other Loan Document against the Swiss Guarantor and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the Maximum Amount.

(d) If and to the extent requested by the Administrative Agent, and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Holders to obtain a maximum benefit under this Guaranty Agreement any any other Loan Document, the Swiss Guarantor shall promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites allowing the prompt unlimited application of the proceeds from the enforcement of the Guarantee and other security created under this Guaranty Agreement and any other Loan Document and allowing the Swiss Guarantor to promptly perform its obligations and make the (requested) payment(s) under this Guaranty Agreement and any other Loan Document from time to time, including the following:

(i) preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii) confirmation of the auditors of the Swiss Guarantor as to the Maximum Amount;

(iii) approval by a quotaholders’ meeting of the Swiss Guarantor of the capital distribution;

(iv) if the enforcement of the Swiss Guarantor’s obligations in respect of Restricted Obligations would be limited due to the effects referred to in this Section 8, then the Swiss Guarantor shall, to the extent permitted by applicable Swiss law and accounting principles write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the business (nicht betriebsnotwendig) of the Guarantor; and

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 5

(v) all such other measures necessary to permit performance by the Guarantor of its obligations under this Guaranty Agreement and any other Loan Document and application of the proceeds from the enforcement of such obligations with a minimum of limitations.

9. Representations and Warranties. Each Guarantor represents and warrants to Administrative Agent and the Lenders as follows:

(a) Credit Agreement Representations. All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

(b) Independent Analysis. It has, independently and without reliance upon Administrative Agent or any Lender and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

(c) Borrower Information. It has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and it is not relying upon Administrative Agent or any Lender to provide (and neither the Administrative Agent nor any Lender shall have any duty to provide) any such information to it either now or in the future.

(d) Benefit of Guaranty. The value of the consideration received and to be received by each Guarantor as a result of Borrower’s and the Lenders’ entering into the Credit Agreement and each Guarantor’s executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

10. Covenants of Guarantor. Each Guarantor covenants and agrees that until the Loan Obligations have been Fully Satisfied, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it.

11. Right of Set Off. When an Event of Default exists and subject to the terms of Section 2.17 of the Credit Agreement, Administrative Agent and each other Lender Party shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Administrative Agent and each other Lender Party to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Administrative Agent or any other Lender Party shall have made any demand under this Guaranty Agreement. Each Lender Party agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of Administrative Agent and other Lender Parties hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Administrative Agent or any other Lender Party may have.

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 6

12. Intercompany Subordination.

(a) Debt Subordination. Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the Full Satisfaction of the Obligations. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied; except that prior to the occurrence and continuance of an Event of Default, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time in the ordinary course of business. When an Event of Default exists, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Obligations shall have been Fully Satisfied. If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of Administrative Agent and the other Lender Parties and shall forthwith be paid to Administrative Agent and applied by Administrative Agent against the Guaranteed Indebtedness in accordance with this Guaranty Agreement. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of Borrower or any other Guarantor (Borrower and such other Guarantor herein the “Debtors”) to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

(b) Lien Subordination. Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor’s assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, Administrative Agent or any other Lender Party presently exist or are hereafter created or attached. Without the prior written consent of Administrative Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor’s right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

(c) Insolvency Proceeding. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving any Debtor as debtor, Administrative Agent shall have the right to prove and vote any claim under the

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 7

Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligations have been Fully Satisfied. The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

13. Amendment and Waiver. Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto) and the release of any Guarantor from its obligations hereunder (which shall require the consent of all Lenders except as otherwise provided in Section 9.08 of the Credit Agreement); no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the parties required by Section 10.02(b) of the Credit Agreement. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14. Tolling of Statutes of Limitation. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including any Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of a Guarantor against Administrative Agent or any other Lender Party shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

15. Successor and Assigns. This Guaranty Agreement is for the benefit of the Lender Parties and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor’s successors and assigns. No Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without prior written consent of each Lender except as otherwise permitted by the Credit Agreement and any attempted assignment or transfer without such consent shall be null and void.

16. Reliance and Inducement. Each Guarantor recognizes that Administrative Agent and the Lenders are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to Administrative Agent and the Lenders in entering into the Credit Agreement and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

17. Notice. Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of Borrower in accordance with the notice provisions in the Credit Agreement.

18. Expenses. The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Administrative Agent and the other Lender Parties in connection with the administration, enforcement, or collection of this Guaranty Agreement.

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 8

19. Waiver of Promptness, Diligence, etc. Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

20. Incorporation of Credit Agreement. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference (including, without limitation, Sections 10.03(b) and 10.19 thereof), the same as if stated verbatim herein, and each Guarantor agrees that Administrative Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

21. Entire Agreement. This Guaranty Agreement embodies the final, entire agreement of each Guarantor, agent and the other Loan Parties with respect to each Guarantor’s guaranty of the Guaranteed Indebtedness and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty Agreement is intended by each Guarantor, Administrative Agent and the other Loan Parties as a final and complete expression of the terms of the Guaranty Agreement, and no course of dealing among any Guarantor, the Administrative Agent and any other Loan Parties, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty Agreement.

22. No Waiver. No failure or delay by the Administrative Agent or any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

23. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23 or otherwise under this Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until a discharge of Guaranteed Indebtedness. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

24. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations have been Fully Satisfied.

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 9

25. Counterparts. This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty Agreement.

26. Severability. Any provision of this Guaranty Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

27. Governing Law. This Guaranty Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

28. Jurisdiction. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

29. Venue. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any other Loan Document in any court referred to paragraph 28. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

30. Service of Process. Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in paragraph 17. Nothing in this Guaranty

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 10

Agreement or any other Loan Document will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law. Each Guarantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding.

31. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

32. Headings. All paragraph headings used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

[Remainder of Page Intentionally Left Blank.]

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Page 11

EXECUTED as of the date first written above.

GUARANTORS:

ALLIED AIR ENTERPRISES LLC
ADVANCED DISTRIBUTOR PRODUCTS LLC
HEATCRAFT INC.
HEATCRAFT REFRIGERATION PRODUCTS LLC
LENNOX GLOBAL LLC
LENNOX INDUSTRIES INC.
LGL AUSTRALIA (US) INC.
LENNOX NATIONAL ACCOUNT SERVICES LLC
LGL EUROPE HOLDING CO.

By:
Richard A. Pelini
Vice President and Treasurer for each Guarantor above
LENNOX SWITZERLAND GMBH

By:
Sarah Wood Braley
President of the Management

By:
Theresa A. McCray
Manager

SEVENTH AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, Signature Page

EXHIBIT A

TO

GUARANTY AGREEMENT

Subsidiary Joinder Agreement

EXHIBIT A to GUARANTY AGREEMENT (Subsidiaries), Cover Page

SUBSIDIARY JOINDER AGREEMENT

This SUBSIDIARY JOINDER AGREEMENT (the “Agreement”) dated as of _______________ __, 202_ is executed by the undersigned (the “Debtor”) for the benefit of JPMORGAN CHASE BANK, N.A., in its capacity as agent for the lenders party to the hereafter identified Credit Agreement (in such capacity, the “Agent”) and for the benefit of such lenders in connection with that certain Seventh Amended and Restated Credit Facility Agreement among LENNOX INTERNATIONAL INC. (“Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders (the “Agent”) (such Seventh Amended and Restated Credit Facility Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”, and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

The Debtor [is a newly formed or newly acquired Material Subsidiary and] is required to execute this Agreement pursuant to Section 5.11 of the Credit Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees as follows:

1. The Debtor hereby assumes all the obligations of a “Guarantor” under the Guaranty Agreement and agrees that it is a “Guarantor” and bound as a “Guarantor” under the terms of the Guaranty Agreement as if it had been an original signatory thereto. In accordance with the foregoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor irrevocably and unconditionally guarantees to the Agent and the other Lender Parties the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) upon the terms and conditions set forth in the Guaranty Agreement.

2. This Agreement shall be deemed to be part of, and a modification to, the Guaranty Agreement and shall be governed by all the terms and provisions of the Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Debtor enforceable against Debtor. The Debtor hereby waives notice of Agent’s, the Issuing Banks’ or any other Lender Parties’ acceptance of this Agreement.

IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day and year first written above.

Debtor:

By:
Name:
Title:

SUBSIDIARY JOINDER AGREEMENT, Solo Page

EXHIBIT D

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

Borrowing Request

EXHIBIT D, Cover Page

BORROWING REQUEST

___________, __, ____

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

10 South Dearborn Street, 7th Floor

Chicago, IL 60603

Attention: Michael Stevens

Telephone: 312-732-6468

Telecopy: 844-490-5663

and each Lender

Ladies and Gentlemen:

The undersigned, Lennox International Inc. (the “Borrower”), refers to the Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2020 among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A. as the Administrative Agent (as otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives the Administrative Agent and the Lenders notice pursuant to Section 2.03 of the Credit Agreement that the Borrower requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the information relating to such Borrowing (the “Requested Borrowing”).

(i)	The date of the Requested Borrowing is ______________;

(ii)	The aggregate principal amount of the Requested Borrowing is $_______________;

(iii)	The Type or Types of the Borrowing requested (i.e., ABR Borrowing or Eurodollar Borrowing) and, if applicable the Interest Periods applicable thereto are set forth in the table below:

Amount	Type	Interest Period (if applicable)
1.		_____ Month(s)
2.		_____ Month(s)
3.		_____ Month(s)
4.		_____ Month(s)
5.		_____ Month(s)
6.		_____ Month(s)

(iv)	The proceeds of the Requested Borrowing should be disbursed directly to the entities in the amounts and in accordance with the transfer instructions set forth in the table below:

Dollar Amount	Recipient	Instructions
$
$

BORROWING REQUEST, Page 1

Dollar Amount	Recipient	Instructions
$
$

By its execution below, the Borrower represents and warrants to the Administrative Agent and the Lenders:

(i) At the time of and immediately after giving effect to the Requested Borrowing, no Default shall exist;

(ii) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects) on and as of the date of such Requested Borrowing except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects) as of such earlier date; and

(iii) After giving effect to the Revolving Loans extended pursuant to this request, the Total Revolving Exposure of all Lenders shall not exceed the then existing total Revolving Commitments of all Lenders.

The instructions set forth herein are irrevocable, except as otherwise provided by the Credit Agreement. A telecopy or electronic transmission of these instructions shall be deemed valid and may be accepted and relied upon by the Administrative Agent and the Lenders as an original.

LENNOX INTERNATIONAL INC.

By:
Name:
Title:

BORROWING REQUEST, Page 2

EXHIBIT E

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

Interest Election Request

EXHIBIT E, Cover Page

INTEREST ELECTION REQUEST

___________ ___, 202_

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

10 South Dearborn Street, 7th Floor

Chicago, IL 60603

Attention: Michael Stevens

Telephone: 312-732-6468

Telecopy: 844-490-5663

and each Lender

Ladies and Gentlemen:

The undersigned, Lennox International Inc. (the “Borrower”), refers to the Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2020 among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent (as amended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives the Administrative Agent and the Lenders notice pursuant to Section 2.07 of the Credit Agreement that the Borrower requests a conversion or continuation (a “Change”) of the Borrowing or Borrowings specified on Schedule 1.

By its execution below, the Borrower represents and warrants to the Administrative Agent and the Lenders:

(i) At the time of and immediately after giving effect to the requested Change, no Default exists; and

(ii) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of the requested Change except to the extent such representations and warranties specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

The instructions set forth herein are irrevocable, except as otherwise provided by the Credit Agreement. A telecopy of these instructions shall be deemed valid and may be accepted and relied upon by the Administrative Agent and the Lenders as an original.

LENNOX INTERNATIONAL INC.

By:
Name:
Title:

INTEREST ELECTION REQUEST, Solo Page

SCHEDULE 1

TO

INTEREST ELECTION REQUEST

Current Class (Revolver)	Current Type (ABR or Eurodollar)	Current Principal Amount	Current Interest Period Expiration Date	Continue as (Type)	Convert to (Type)	New Interest Period Length	Effective Date

SCHEDULE 1 TO INTEREST ELECTION REQUEST, Solo Page

EXHIBIT F-1

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT F-1, Cover Page

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lennox International Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]

US Tax Compliance Certificate, Solo Page

EXHIBIT F-2

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT F-2, Cover Page

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lennox International Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date: ________ __, 20[ ]

US Tax Compliance Certificate, Solo Page

EXHIBIT F-3

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT F-3, Cover Page

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lennox International Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

US Tax Compliance Certificate, Solo Page

EXHIBIT F-4

TO

LENNOX INTERNATIONAL INC.

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

EXHIBIT F-4, Cover Page

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lennox International Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent, and the Lenders named therein.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

US Tax Compliance Certificate, Solo Page